Exhibit 4.5

PFS TAX LIEN TRUST 2014-1,
as Issuer
and
Citibank, N.A.,
as Indenture Trustee
______________
INDENTURE
Dated as of May 6, 2014
______________

i

ARTICLE IX	REDEMPTION OF NOTES	52
Section 9.01	Optional Redemption; Election to Redeem	52
Section 9.02	Notice to Indenture Trustee	52
Section 9.03	Notice of Redemption by the Issuer	53
Section 9.04	Deposit of Redemption Price	53
Section 9.05	Notes Payable on Redemption Date	53

ARTICLE X	SATISFACTION AND DISCHARGE	53
Section 10.01	Satisfaction and Discharge of Indenture	53
Section 10.02	Application of Trust Money	54
Section 10.03	Trust Termination Date	55

ARTICLE XI	REPRESENTATIONS AND WARRANTIES	55
Section 11.01	Representations and Warranties of the Issuer	55
Section 11.02	Representations and Warranties of the Indenture Trustee	56

Exhibit A	Form of Notes

Exhibit B	Form of Investor Representation Letter

Exhibit C	Form of Transfer Certificate for Rule 144A Global Notes to Regulation S Global Notes during Restricted Period

Exhibit D	Form of Transfer Certificate for Rule 144A Global Notes to Regulation S Global Notes after Restricted Period

Exhibit E	[Reserved]

Exhibit F	Form of Transfer Certificate for Regulation S Global Notes during Restricted Period

Exhibit G	Form of Subsequent Texas Tax Lien Notice

Exhibit H	Form of Payment Date Report

Annex A	Standard Definitions

v

INDENTURE
This INDENTURE, dated as of May 6, 2014 (this “Indenture”), is between PFS TAX LIEN TRUST 2014-1, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”) and Citibank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).
RECITALS OF THE ISSUER
WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance $134,000,000 of its 1.44% Texas Tax Lien Collateralized Notes, Series 2014-1.
WHEREAS, when executed by the parties hereto this Indenture shall become a valid agreement of the Issuer, enforceable in accordance with its terms, and when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder, the Notes shall become the valid obligations of the Issuer.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of the Noteholders, as follows:
GRANTING CLAUSE
To secure the payment of the principal of and interest on the Notes in accordance with their terms, the payment of all of the sums payable under this Indenture and the performance of the covenants contained in this Indenture, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Secured Parties, all of the Issuer’s right, title and interest in and to the following whether now owned or hereafter acquired and any and all benefits (but none of the Issuer’s obligations, if any) accruing to the Issuer from:

(i)	the Texas Tax Liens and all REO Properties;

(ii)	all Related Rights, Texas Tax Lien Assets and Texas Tax Lien Document Files;

(iii)	all rights and remedies under the Transfer Agreement, the Purchase Agreement and the Servicing Agreement;

(iv)	all amounts on deposit in the Lockbox Account and the Trust Accounts;

(v)	all Collections, including, without limitation, funds received by the Issuer in respect of any Optional Redemption;

(vi)	the Issuer’s interest in any subsidiaries which own REO Properties;

(vii)	all REO Proceeds; and

(viii)
proceeds of the foregoing (including, without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing) (collectively, the “Trust Estate”).

Notwithstanding the foregoing, the Trust Estate shall not include any (i) Texas Tax Liens released from the Lien of this Indenture in accordance with Section 4.05, (ii) Prepayment Premiums and Processing Charges made by a Property Owner, or (iii) Misdirected Deposits.
Such Grant is made in trust to secure (i) the payment of all amounts due on the Notes in accordance with their terms, equally and ratably except as otherwise may be provided in this Indenture, without prejudice, priority, or distinction between any Note by reason of differences in time of issuance or otherwise, and (ii) the payment of all other sums payable under the Notes and this Indenture.
The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties provided herein.
ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.01    General Definitions. In addition to the terms defined elsewhere in this Indenture, capitalized terms shall have the meanings given them in the “Standard Definitions” attached hereto as Annex A.
Section 1.02    Compliance Certificates and Opinions. Upon any written application or request (or oral application with prompt written confirmation) by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, other than any request that (a) the Indenture Trustee invest moneys in any of the Trust Accounts pursuant to the written directions specified in such request, or (b) the Indenture Trustee pay moneys due and payable to the Issuer hereunder to the Issuer’s assignee specified in such request, the Indenture Trustee shall require the Issuer to furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and that the request otherwise is in accordance with the terms of this Indenture, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such requested action as to which other evidence of satisfaction of the conditions precedent thereto is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Section 1.03    Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Issuer delivered to the Indenture Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that such Opinion of Counsel with respect to the matters upon which his certificate or opinion is based are erroneous. Any such officer’s certificate or opinion and any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer as to such factual matters unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion which shall contain appropriate language permitting reliance on such other counsel’s opinion.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01 hereof.
Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such event. For all purposes of this Indenture, the Indenture Trustee shall not be deemed to have knowledge of any Default or Event of Default nor shall the Indenture Trustee have any duty to monitor or investigate to determine whether a Default or an Event of Default (other than an Event of Default of the kind described in Section 5.01(a) or (b) hereof) has occurred unless a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or shall have been notified in writing thereof by the Issuer, the Servicer or any Noteholder.

Section 1.04    Acts of Noteholders, etc.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing, including but not limited to trust agents and administrative agents; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.04.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee, in its reasonable discretion, deems sufficient.
(c)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(d)    By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints the Indenture Trustee hereunder as the special attorney-in-fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder for the benefit of such Noteholder; provided that nothing contained in this Section 1.04(d) shall be deemed to confer upon the Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.
Section 1.05    Notice to Noteholders; Waiver.
(a)    Where this Indenture provides for notice to Noteholders of any event, or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, certified mail return receipt requested, or sent by private courier or confirmed electronically to each Noteholder affected by such event or to whom such report is required to be mailed, at its address as it appears in the Note

Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
(b)    In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Noteholders, in accordance with Section 1.05(a) hereof, of any event or any report to Noteholders when such notice or report is required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 1.06    Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.07    Successors and Assigns. All covenants and agreements in this Indenture by each of the parties hereto shall bind its respective successors and permitted assigns, whether so expressed or not.
Section 1.08    GOVERNING LAW. THIS INDENTURE AND THE NOTES AND ALL QUESTIONS RELATING TO THEIR VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY NEW YORK OR OTHER CHOICE‑OF‑LAW RULES TO THE CONTRARY. THE INDENTURE AND THE NOTES SHALL BE DEEMED TO BE EXECUTED IN THE CITY OF NEW YORK, STATE OF NEW YORK, REGARDLESS OF THE DOMICILE OF THE ISSUER. UNLESS MADE APPLICABLE IN A SUPPLEMENT HERETO, THIS INDENTURE IS NOT SUBJECT TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED, AND SHALL NOT BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.
Section 1.09    Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE OR THE NOTES AS WELL AS ANY OBJECTION WHICH EITHER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 1.10    Legal Holidays. In any case where any Payment Date or the Stated Maturity Date or any other date on which principal of or interest on any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Stated Maturity Date, or other date on which principal of or interest on any Note is proposed to be paid, provided that no penalty interest shall accrue for the period from and after such Payment Date, Stated Maturity Date, or any other date on which principal of or interest on any Note is proposed to be paid, as the case may be, until such next succeeding Business Day.
Section 1.11    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Indenture by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.
Section 1.12    Inspection. The Issuer agrees that, on reasonable prior notice, it will permit the representatives of the Indenture Trustee or any Noteholder holding Notes evidencing at least 25% of the Outstanding Notes, during the Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with its designated officers, employees and independent accountants in the presence of such designated officers and employees (and by this provision the Issuer hereby authorizes its accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Issuer or the performance of and compliance with the covenants and undertakings of the Issuer in this Indenture or any of the other documents referred to herein or therein. Any expense incident to the exercise by the Indenture Trustee at any time or any Noteholder during the continuance of any Default or Event of Default of any right under this Section 1.12 shall be borne by the Issuer. Nothing contained herein shall be construed as a duty of the Indenture Trustee to perform such inspection. All information obtained by the Indenture Trustee, any Noteholder and their respective representatives pursuant to this Section 1.12 shall be kept confidential; provided that the Indenture Trustee may share any information obtained by it or its representatives pursuant to this Section 1.12 with any Noteholder who shall be deemed to have agreed to keep such information confidential.
Section 1.13    Survival of Representations and Warranties. The representations, warranties and certifications of the Issuer made in this Indenture or in any certificate or other writing delivered by the Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.
ARTICLE IITHE NOTES
Section 2.01    General Provisions.
(a)    Form of Notes. The Notes shall be designated as the “PFS Tax Lien Trust 2014-1 __% Texas Tax Lien Collateralized Notes, Series 2014-1”. The Notes, together with their certificates of authentication shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may consistently herewith be determined by the Responsible Officer executing such Notes, as evidenced by such Responsible Officer’s execution of such Notes.
(b)    Denominations. The Outstanding Note Balance of the Notes which may be authenticated and delivered under this Indenture is limited to $134,000,000. The Notes shall be issuable only as registered Notes in the denominations of at least $100,000 and in integral multiples of $1,000; provided, however, that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.04 hereof of any Note with an Outstanding Note Balance of less than $100,000.
(c)    Execution, Authentication, Delivery and Dating. The Notes shall be executed manually or by facsimile on behalf of the Issuer by an Authorized Officer of the Owner Trustee. Any Note bearing the signature of an individual who was at the time of execution thereof an Authorized Officer of the Owner Trustee shall bind the Issuer, notwithstanding that such individual ceases to hold such office prior to the authentication and delivery of such Note or did not hold such office at the date of such Note. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed on behalf of the Indenture Trustee by one of its Responsible Officers by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication. The Notes may from time to time be executed by a Responsible Officer of the Owner Trustee on behalf of the Issuer and delivered to the Indenture Trustee for authentication together with an Issuer Order to the Indenture Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by the Indenture Trustee in accordance with such Issuer Order.
Section 2.02    Global Notes. Each of the Notes, upon original issuance, shall be issued in the form of one or more book-entry global certificates (the “Global Notes” and each, a “Global Note”) to be deposited with the Indenture Trustee, as custodian for DTC, the initial Depository, by or on behalf of the Issuer. The Notes sold to non-U.S. persons (as defined in Regulation S) in offshore transactions in reliance on Regulation S will be represented by one or more temporary Global Notes (each, a “Regulation S Temporary Global Note”). Upon the expiration of the Restricted Period, interests in a Regulation S Temporary Global Note will be exchangeable for interests in one or more permanent Global Notes (together with a Regulation S Temporary Global Note, a “Regulation S Global Note”). The Notes sold to U.S. Persons which are Qualified Institutional Buyers will be represented by one or more temporary Global Notes (each, a “Rule 144A Global Note”). All Global Notes, including Regulation S Temporary Global Notes and Regulation S Global Notes, shall be initially registered on the Note Register in the name of Cede & Co., the nominee of DTC, and no Note Owner will receive a definitive note (a “Definitive Note”) representing such Note Owner’s interest in the Notes, except as provided in Section 2.03 hereof. Persons acquiring beneficial ownership interests in the Notes may elect to hold such interests through DTC in the United States, or through Clearstream or Euroclear in Europe, through participants in such systems, or through other organizations which are indirect participants in such systems. During the Restricted Period, beneficial interests in the Regulation S Temporary Global Notes may be held only through Clearstream or Euroclear.
Unless and until Definitive Notes have been issued in respect of the Notes pursuant to Section 2.03 hereof:
(a)    the provisions of this Section 2.02 shall be in full force and effect with respect to such Notes;
(b)    the Issuer, the Servicer and the Indenture Trustee may deal with the Depository and the Depository Participants for all purposes with respect to such Notes (including the making of distributions on such Notes) as the authorized representatives of the respective Note Owners;
(c)    to the extent that the provisions of this Section 2.02 conflict with any other provisions of this Indenture, the provisions of this Section 2.02 shall control; and
(d)    the rights of the respective Note Owners of the Notes shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the respective Note Owners and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued in respect of the Notes pursuant to Section 2.03 hereof, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal of, and interest on, the Notes to the Depository Participants.
Section 2.03    Definitive Notes. If (a) the Depository (i) advises the Issuer and the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Global Notes or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended and, in either case the Issuer is unable to locate a qualified successor, (b) the Issuer, at its option, notifies the Indenture Trustee in writing that it elects to cause the issuance of the Definitive Notes or (c) after the occurrence and during the continuation of an Event of Default, Note Owners (other than Propel or an Affiliate thereof) evidencing not less than 51% of the then Outstanding Note Balance of the Global Notes, advise the Indenture Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system with respect to such Global Notes through the Depository is no longer in the best interest of such Note Owners, the Indenture Trustee shall direct the Depository to notify all affected Note Owners through the Depository of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Issuer, the Indenture Trustee and the Note Registrar shall recognize registered holders of Definitive Notes as Noteholders hereunder. Upon the issuance of Definitive Notes, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes.
Section 2.04    Registration, Transfer and Exchange of Notes.
(a)    Note Register. At all times during the term of this Indenture, the Issuer shall cause to be kept at the Corporate Trust Office a register (the “Note Register”) for the registration, transfer and exchange of Notes. The Indenture Trustee is hereby appointed “Note Registrar” for purposes of registering Notes and transfers of Notes as herein provided. The names and addresses of all Noteholders and the names and addresses of the transferees of any Notes shall be registered in the Note Register; provided, however, in no event shall the Note Registrar be required to maintain in the Note Register the names of the individual participants holding Notes through the Depository. The Person in whose name any Note is so registered shall be deemed and treated as the sole owner and Noteholder thereof for all purposes of this Indenture and the Note Registrar, the Issuer, the Indenture Trustee, the Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Note is transferable or exchangeable only upon the surrender of such Note to the Note Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his or her duly authorized attorney), subject to the applicable requirements of this Section 2.04. Upon request of the Indenture Trustee, the Note Registrar shall provide the Indenture Trustee with the names and addresses of Noteholders.
(b)    Surrender. Upon surrender for registration of transfer of any Definitive Note, subject to the applicable requirements of this Section 2.04, the Issuer shall execute and the Indenture Trustee shall duly authenticate in the name of the designated transferee or transferees, one or more new Notes in denominations of a like aggregate denomination as the Definitive Note being surrendered. Each Note surrendered for registration of transfer shall be canceled in accordance with Section 2.08 hereof. Each new Note issued pursuant to this Section 2.04 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this Section 2.04. All Notes issued upon any registration of transfer or exchange of Notes shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(c)    Securities Laws Restrictions. The issuance of the Notes will not be registered or qualified under the Securities Act or the securities laws of any state. No resale or transfer of any Note or any interest therein may be made unless such resale or transfer is made pursuant to an effective registration statement under the Securities Act and an effective registration or a qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification because such transfer satisfies one of the following: (i) such resale or transfer is in compliance with Rule 144A under the Securities Act, to a person who the transferor reasonably believes is a Qualified Institutional Buyer and a Qualified Purchaser that is purchasing for its own account or for the account of a Qualified Institutional Buyer who is a Qualified Purchaser and to whom notice is given that such resale or transfer is being made in reliance upon Rule 144A under the Securities Act as certified by such transferee in a letter in the form of Exhibit B hereto; (ii) such resale or transfer is in compliance with Regulation S under the Securities Act as certified by such transferee in a letter in the form of Exhibit B hereto; (iii) such resale or transfer is to the Issuer or to the Depositor, or (iv) after the appropriate holding period as is notified by the Issuer to the Indenture Trustee and the Note Registrar, such resale or transfer is pursuant to an exemption from registration under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and any applicable jurisdiction. None of the Issuer, the Note Registrar, the Servicer or the Indenture Trustee is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration.
(d)    Global Notes Restrictions. In addition to the applicable provisions of this Section 2.04 and the rules of the Depository, the exchange, transfer and registration of transfer of Global Notes or interests therein shall only be made in accordance with this Section 2.04(d).
(i)    Rule 144A Global Note to Regulation S Temporary Global Note During the Restricted Period. If, during the Restricted Period, a Note Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Temporary Global Note, such Note Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the “Applicable Procedures”), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Temporary Global Note only upon compliance with the provisions of this Section 2.04(d)(i). Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Regulation S Temporary Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certification in the form of Exhibit C hereto given by the Note Owner that is transferring such interest, the Note Registrar shall instruct the Depository, to reduce the denomination of the Rule 144A Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Temporary Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Temporary Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.
(ii)    Rule 144A Global Note to Regulation S Global Note After the Restricted Period. If, after the Restricted Period, a Note Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such Note Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Note only upon compliance with the provisions of this Section 2.04(d)(ii). Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (C) a certification in the form of Exhibit D hereto given by the Note Owner that is transferring such interest, the Note Registrar shall instruct the Depository, to reduce the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.
(iii)    Regulation S Global Note to Rule 144A Global Note After the Restricted Period. If, after the Restricted Period, the Note Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such Note Owner may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Rule 144A Global Note only upon compliance with the provisions of this Section 2.04(d)(iii). Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Rule 144A Global Note in an amount equal to the denomination of the beneficial interest in the Regulation S Global Note to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (C) an investor representation letter in the form of Exhibit B hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, the Note Registrar shall instruct the Depository to reduce the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Regulation S Global Note to be transferred, and, concurrently with such reduction, to increase the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Note having a denomination equal to the amount by which the denomination of the Regulation S Global Note was reduced upon such transfer.
(iv)    Transfers Within Regulation S Global Notes During Restricted Period. If, during the Restricted Period, the Note Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Note to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note, such Note Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Note only upon compliance with the provisions of this Section 2.04(d)(iv) and all Applicable Procedures. Upon receipt by the Note Registrar at its Corporate Trust Office of (A) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in such Regulation S Global Note in an amount equal to the denomination of the beneficial interest to be transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (C) a certification in the form of Exhibit F hereto given by the transferee, the Note Registrar shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.
(e)    ERISA Considerations. Each investor that acquires Notes and each transferee shall be deemed to have represented and agreed that either (i) such investor is not a Benefit Plan, a plan subject to Similar Law or a person acting on behalf of or with assets of any Benefit Plan or plan subject to Similar Law or (ii) the acquisition, holding or disposition of the Notes will not cause or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of any Similar Law. In addition, the Notes and any interest therein may not be purchased by or transferred to any Benefit Plan, plan subject to Similar Law or person acting on behalf of or with assets of any Benefit Plan or plan subject to Similar Law unless it represents that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, the Depositor, Propel (in any capacity, including without limitation in its capacity as the Seller and Servicer), the Indenture Trustee, the Back-up Servicer, the Owner Trustee, the Initial Purchasers or by any Affiliate of any such Person.

(f)    Transfer Fees, Charges and Taxes. No fee or service charge shall be imposed by the Note Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 2.04. The Note Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer. The Indenture Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act of 1934, as amended.
(g)    No Obligation to Register. None of the Issuer, the Indenture Trustee, the Depositor or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of such Notes without registration or qualification. Any such Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee, the Depositor and the Note Registrar against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.
(h)    Rule 144A Information. The Issuer agrees to provide such information as required under Rule 144A(d)(4) under the Securities Act so as to allow resales of Notes to Qualified Institutional Buyers in accordance herewith.
(i)    Deemed Representation. Each Note Owner, by its acceptance of its beneficial interest in a Note, will be deemed to have acknowledged, represented to and agreed with the Issuer and the Initial Purchasers, to each of the statements set forth in Exhibit B hereto.
(j)    Certain Transfer of Notes Null and Void. Any transfer of the Notes shall be null and void if such transfer would cause a termination of the Issuer, cause the Issuer to be treated as a “publicly traded partnership” or otherwise cause the Issuer to cease to be properly classified as a disregarded entity or partnership for U.S. federal income tax purposes or cause the Issuer to be treated as an ‘investment company” under the Investment Company Act of 1940, as amended.
(k)    Certificates. The Indenture Trustee, the Note Registrar and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transfer certificate delivered pursuant to this Section 2.04 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Indenture Trustee and the Note Registrar shall not be required to obtain any certificate specifically required by the terms of this Section 2.04 if the Indenture Trustee and the Note Registrar are not notified of or are otherwise actually aware of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

Section 2.05    Mutilated, Destroyed, Lost and Stolen Notes.
(a)    If any mutilated Note is surrendered to the Indenture Trustee, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
(b)    If there shall be delivered to the Issuer and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
(c)    In case the final installment of principal on any such mutilated, destroyed, lost or stolen Note has become or will at the next Payment Date become due and payable, the Issuer in its discretion may, instead of issuing a replacement Note, pay such Note.
(d)    Upon the issuance of any replacement Note under this Section 2.05, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed as a result of the issuance of such replacement Note.
(e)    Every replacement Note issued pursuant to this Section 2.05 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
(f)    The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.06    Payment of Interest and Principal; Rights Preserved.
(a)    On each Payment Date, Noteholders shall be entitled to be paid Accrued Interest and principal in accordance with the Priority of Payments.
(b)     Any installment of interest or principal, payable on any Note that is punctually paid or duly provided for by or on behalf of the Issuer on the applicable Payment Date shall be paid to the Depository for allocation to the Person in whose name such Note was registered at the close of business on the Record Date for such Payment Date. If such payment is to be made to a Definitive Note, the payment shall be made by wire transfer of federal funds to the account and number specified in the Note Register, in each case on such Record Date for such Person (which shall be, as to each original purchaser of the Notes, the account and number specified by such purchaser to the Indenture Trustee in writing, or, if no such account or number is so specified, then by check mailed to such Person’s address as it appears in the Note Register on such Record Date).
(c)    All reductions in the principal amount of a Note shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. All payments on the Notes shall be paid without any requirement of presentment, except that each Holder of any Note shall be deemed to agree, by its acceptance of the same, to surrender such Note at the Corporate Trust Office of the Indenture Trustee prior to receipt of payment of the final installment of principal of such Note.
Section 2.07    Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Issuer, the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee may treat the registered Noteholder as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not payment on such Note is overdue, and neither the Issuer, the Indenture Trustee, nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
Section 2.08    Cancellation. All Notes surrendered for registration of transfer or exchange or following final payment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.08, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee may be disposed of in the normal course of its business or as directed by an Issuer Order.
Section 2.09    Noteholder Lists. The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. In the event the Indenture Trustee no longer serves as the Note Registrar, the Issuer shall furnish to the Indenture Trustee at least five (5) Business Days before each Payment Date (and in all events in intervals of not more than six months) and at such other times as the Indenture Trustee may request in writing a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of Noteholders. For so long as Citibank, N.A. is acting in the capacity of Indenture Trustee, it shall also be the Note Registrar hereunder.
Section 2.10    Treasury Notes. In determining whether the Noteholders of the requisite percentage of the Outstanding Notes have concurred in any direction, waiver or consent, Notes held or redeemed by the Issuer or held by an Affiliate of the Issuer shall be considered as though not Outstanding, except that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Indenture Trustee actually knows are so owned shall be so disregarded.

Section 2.11    Notice to Depository. Whenever notice or other communication to the Holders of Global Notes is required under this Indenture, unless and until Definitive Notes have been issued to the related Note Owners pursuant to Section 2.03 hereof, the Indenture Trustee shall give all such notices and communications specified herein to be given to such Note Owners to the Depository.

ARTICLE III
ACCOUNTS; COLLECTION AND
APPLICATION OF MONEYS; REPORTS
Section 3.01    Lockbox Account; Trust Accounts; Investments by Indenture Trustee.
(a)    Lockbox Account. On or before the Closing Date, the Issuer shall establish or cause to be established and shall maintain or cause to be maintained a Lockbox Account at the Lockbox Bank. The Noteholders by their acceptance of their Notes acknowledge that the Lockbox Account will be a commingled account with assets other than those of the Issuer. The Issuer shall use its reasonable efforts to reduce and prevent (if possible) such comingling where possible. The Lockbox Account shall at all times be subject to the Lockbox Account Control Agreement. Until an Event of Default has occurred hereunder and the Indenture Trustee has delivered the notice described in the next sentence, the Servicer may effect or direct deposits and withdrawals into and out of the Lockbox Account. Upon the occurrence of an Event of Default, the Indenture Trustee may, or upon the written direction of the Noteholder Majority, shall, deliver a notice of an Event of Default to the Lockbox Bank whereupon the Servicer will no longer be authorized to give any direction to the Lockbox Bank or have access of any kind to the Lockbox Account. The Indenture Trustee is hereby irrevocably authorized and empowered following the occurrence and during the continuance of an Event of Default or Servicer Event of Default, as the Issuer’s attorney-in-fact, to endorse any item deposited in the Lockbox Account, or presented for deposit in the Lockbox Account or the Collection Account, requiring the endorsement of the Issuer, which authorization is coupled with an interest and is irrevocable.
(b)    On or before the Closing Date, the Indenture Trustee shall establish in the name of the Indenture Trustee for the benefit of the Noteholders as provided in this Indenture, the Trust Accounts, which accounts shall be maintained at the Corporate Trust Office of the Indenture Trustee. From time to time, the Indenture Trustee shall establish, to the extent required under this Indenture, accounts in the name of the Indenture Trustee for the benefit of the Noteholders, which accounts shall be Eligible Bank Accounts.
Subject to the further provisions of this Section 3.01, the Indenture Trustee shall, upon receipt or upon transfer from another account, as the case may be, deposit into such Trust Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions of this Indenture. All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Indenture Trustee in such accounts as part of the Trust Estate as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Indenture.

(c)    The Indenture Trustee shall assume that any amount remitted to it in respect of the Trust Estate is to be deposited into the Collection Account pursuant to Section 3.02(a) hereof.
(d)    None of the parties hereto shall have any right of set-off with respect to any Trust Account, or any investment therein.
(e)    So long as no Event of Default shall have occurred and be continuing, all or a portion of the amounts in any Trust Account shall be invested and reinvested by the Indenture Trustee pursuant to an Issuer Order in one or more Eligible Investments. Subject to the restrictions on the maturity of investments set forth in Section 3.01(g) hereof, each such Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, or to make specific Eligible Investments pursuant to instructions received in writing or by facsimile transmission from the employees or agents of the Issuer, as the case may be, identified therein, in each case in such amounts as such Issuer Order shall specify.
(f)    In the event that either (i) the Servicer shall have failed to give investment directions to the Indenture Trustee by 11:30 A.M., New York City time on any Business Day on which there may be uninvested cash or (ii) an Event of Default shall be continuing, the Indenture Trustee shall promptly invest and reinvest the funds then in the designated Trust Account to the fullest extent practicable in Morgan Stanley Prime Liquidity Funds Advisory Class (8341) All investments made by the Indenture Trustee shall mature no later than the maturity date therefor permitted by Section 3.01(g) hereof.
(g)    No investment of any amount held in any Trust Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment. All income or other gains (net of losses) from the investment of moneys deposited in any Trust Account shall be deposited by the Indenture Trustee in such Trust Account immediately upon receipt. Any loss resulting from any such investment shall be charged to such Trust Account
(h)    Any investment of any funds in any Trust Account and any sale of any investment held in such accounts, shall be made under the following terms and conditions:
(i)    each such investment shall be made in the name of the Indenture Trustee, in each case in such manner as shall be necessary to maintain the identity of such investments as assets of the Trust Estate;
(ii)    any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment;
(iii)    the proceeds of any sale of an investment shall be remitted by the purchaser thereof directly to the Indenture Trustee for deposit in the account in which such investment was held; provided that no such sale may occur on any day other than the Business Day immediately preceding a Payment Date (for the avoidance of doubt, any full or partial liquidation of an investment in a money market fund is not subject to the foregoing date restriction); and
(iv)    Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Servicer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held in the Trust Accounts, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.
(i)    If any amounts are needed for disbursement from any Trust Account and sufficient uninvested funds are not collected and available therein to make such disbursement, in the absence of an Issuer Order for the liquidation of investments held therein in an amount sufficient to provide the required funds, the Servicer shall direct the Indenture Trustee to select and cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account.
(j)    The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account resulting from losses on investments made in accordance with the provisions of this Section 3.01 including, but not limited to, losses resulting from the sale or depreciation in the market value of such investments (but the institution serving as Indenture Trustee shall at all times remain liable for its own obligations, if any, constituting part of such investments). The Indenture Trustee shall not be liable for any investment made by it in accordance with this Section 3.01 on the grounds that it could have made a more favorable investment or a more favorable selection for sale of an investment.
(k)    Each party hereto agrees that each of the Trust Accounts constitutes a “securities account” within the meaning of Article 8 of the UCC and in such capacity Citibank, N.A. shall be acting as a “securities intermediary” within the meaning of 8-102 of the UCC and that, regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the “securities intermediary’s jurisdiction” under Section 8-110 of the UCC. The Indenture Trustee shall be the “entitlement holder” within the meaning of Section 8-102(a)(7) of the UCC with respect to the Trust Accounts. In furtherance of the foregoing, Citibank, N.A., acting as a “securities intermediary,” shall comply with “entitlement orders” within the meaning of Section 8-102(a)(8) of the UCC originated by the Indenture Trustee with respect to the Trust Accounts, without further consent by the Issuer. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to each Trust Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. All securities or other property underlying any financial assets credited to each Trust Account shall be registered in the name of the Indenture Trustee or indorsed to the Indenture Trustee or in blank and in no case will any financial asset credited to any Trust Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer. The Trust Accounts shall be under the sole dominion and control (as defined in Section 8-106 of the UCC) of the Indenture Trustee and the Issuer shall have no right to close, make withdrawals from, or give disbursement directions with respect to, or receive distributions from, the Collection Account except in accordance with Section 3.03 hereof.
(l)    In the event that Citibank, N.A., as securities intermediary, has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, it hereby agrees that such security interest shall be subordinate to the security interest created by this Indenture and that the Indenture Trustee’s rights to the funds on deposit therein shall be subject to Section 3.03 hereof. The financial assets credited to, and other items deposited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than as created pursuant to this Indenture.
(m)    If at any time a Trust Account shall cease to be an Eligible Bank Account, the Indenture Trustee shall, within 30 days, establish a new Trust Account that is an Eligible Bank Account. The 30-day period may be extended an additional 30 days if the Indenture Trustee provides to the Rating Agencies an action plan prior to expiration of the entire 30-day period.
Section 3.02    Establishment and Administration of the Trust Accounts.
(a)    Collection Account. The Issuer shall cause to be established and shall maintain an account (the “Collection Account”) for the benefit of the Noteholders. The Collection Account shall be an Eligible Bank Account bearing the following designation “PFS Tax Lien Trust 2014-1 – Collection Account, Citibank, N.A. as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the Collection Account ceases to be an Eligible Bank Account, the Indenture Trustee shall, in accordance with Section 3.01(m), establish a new Collection Account (which if not maintained by the Indenture Trustee is subject to an account control agreement satisfactory to the Indenture Trustee acting at the direction or with the consent of the Noteholder Majority) which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the “Collection Account”. The Indenture Trustee agrees to immediately deposit any amounts received by it into the Collection Account. Misdirected Deposits, including funds received and deposited into the Collection Account that relate to Texas Tax Liens the Depositor or the Seller has repurchased or replaced shall not be part of Available Funds and the Indenture Trustee shall remit such funds to the Depositor or the Seller as directed by the Servicer. On each Payment Date, any funds in the Collection Account that relate to Texas tax liens that are not owned by the Issuer (as notified by the Servicer to the Indenture Trustee in writing) shall be remitted from the Collection Account by the Indenture Trustee to Propel, prior to application of any funds in the Collection Account on such Payment Date pursuant to the Priority of Payments. Amounts on deposit in the Collection Account shall be invested in accordance with Section 3.01 hereof. Withdrawals and payments from the Collection Account shall be made on each Payment Date as provided in Section 3.03 hereof. All investment earnings on the Collection Account shall be distributed on each Payment Date pursuant to the Priority of Payments.
(b)    Expense Reserve Account. The Issuer shall cause to be established and shall maintain an account (the “Expense Reserve Account”) for the benefit of the Noteholders. On the Closing Date, the Issuer shall cause to be deposited in the Expense Reserve Account an amount equal to $1,150,000 from the proceeds of the sale of the Notes. The Expense Reserve Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “PFS Tax Lien Trust 2014-1 – Reserve Account, Citibank, N.A. as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Expense Reserve Account and in all proceeds thereof. The Expense Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the Expense Reserve Account ceases to be an Eligible Bank Account, the Indenture Trustee shall, in accordance with Section 3.01(m), establish a new Expense Reserve Account (which if not maintained by the Indenture Trustee is subject to an account control agreement satisfactory to the Indenture Trustee acting at the direction or with the consent of the Noteholder Majority) which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Expense Reserve Account and from the date such new Expense Reserve Account is established, it shall be the “Expense Reserve Account.” Amounts on deposit in the Expense Reserve Account shall be invested in accordance with Section 3.01 hereof. On any Payment Date, the Expense Reserve Account shall be funded pursuant to the Priority of Payments in an amount equal to the product of (I) the sum of the following amounts due on such Payment Date, excluding any amounts that remain unpaid from any prior Payment Date: (A) Accrued Interest; plus (B) the Servicing Fee; plus (C) the Owner Trustee Fees and the Indenture Trustee Fees; plus (D) the Backup Servicing Fees; and (II) three (3) (provided that for purposes of the June 16, 2014 Payment Date, such amounts due are calculated based on 30 days) (the “Expense Reserve Required Amount”). The Expense Reserve Required Amount for each Payment Date will be calculated by the Servicer on or prior to such Payment Date and reported to the Indenture Trustee in the Monthly Servicer Report. On each Payment Date, the Indenture Trustee shall transfer any amounts in the Expense Reserve Account in excess of the Required Interest Reserve Amount to the Collection Account to be included in Available Funds for such Payment Date.
(c)    Subsequent Texas Tax Lien Account. The Issuer shall cause to be established and shall maintain an account (the “Subsequent Texas Tax Lien Account”) for the benefit of the Noteholders. The Subsequent Texas Tax Lien Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “PFS Tax Lien Trust 2014-1 – Subsequent Texas Tax Lien Account, Citibank, N.A. as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Subsequent Texas Tax Lien Account and in all proceeds thereof. The Subsequent Texas Tax Lien Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the Subsequent Texas Tax Lien Account ceases to be an Eligible Bank Account, the Indenture Trustee shall, in accordance with Section 3.01(m), establish a new Subsequent Texas Tax Lien Account (which if not maintained by the Indenture Trustee is subject to an account control agreement satisfactory to the Indenture Trustee acting at the direction or with the consent of the Noteholder Majority) which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Subsequent Texas Tax Lien Account and from the date such new Subsequent Texas Tax Lien Account is established, it shall be the “Subsequent Texas Tax Lien Account.” After the Closing Date, the amount on deposit in the Subsequent Texas Tax Lien Account shall be funded pursuant to the Priority of Payments in an amount determined to be necessary by the Servicer in its reasonable discretion (as indicated on the related Monthly Servicer Report) for the acquisition of Subsequent Texas Tax Liens either (i) pursuant to new Texas Tax Lien Documents, (ii) pursuant to amendments or other modifications to the Texas Tax Lien Documents of the related pre-existing Texas Tax Lien or (iii) pursuant to a Tax Lien Certificate issued pursuant to Section 33.445 of the Texas Tax Code; provided that such amount shall not exceed the Subsequent Texas Tax Lien Account Maximum Amount in effect for the related Payment Date. Amounts on deposit in the Subsequent Texas Tax Lien Account shall be made available on any Business Day and on as many Business Days as requested in each calendar month at the written direction of the Servicer to the Indenture Trustee and in accordance with the provisions of the Servicing Agreement, to the Seller for the acquisition of Subsequent Texas Tax Liens and either (i) pursuant to new Texas Tax Lien Documents or (ii) pursuant to amendments or other modifications to the Texas Tax Lien Documents of the related pre-existing Texas Tax Lien. No later than 10:00 am (Central Time) on any Business Day in accordance with the provisions of the Servicing Agreement, the Servicer will notify the Indenture Trustee of (a) the number and aggregate Redemptive Value of Subsequent Texas Tax Lines to be originated by the Depositor, and (b) the aggregate amount to be withdrawn by the Indenture Trustee from the Subsequent Texas Tax Lien Account and transferred to the Seller no later than 10:00 am (Central Time) on the next succeeding Business Day in exchange for the transfer of such Subsequent Texas Tax Liens by the Seller to the Depositor and by the Depositor to the Issuer in accordance with the provisions of the Purchase Agreement and the Transfer Agreement. Upon receipt of such notice the Indenture Trustee shall liquidate Eligible Investments held in the Subsequent Texas Tax Lien Account as directed by the Servicer and the amount liquidated shall remain uninvested until disbursed by the Indenture Trustee to the Seller on the following Business Day. On each Payment Date, in accordance with the related Monthly Servicer Report, the Indenture Trustee shall transfer all amounts then on deposit in the Subsequent Texas Tax Lien Account to the Collection Account to be included in Available Funds for such Payment Date. The Subsequent Texas Tax Lien Account shall be replenished on each Payment Date solely from Available Funds pursuant to the Priority of Payments. Amounts on deposit in the Subsequent Texas Tax Lien Account shall be invested in accordance with Section 3.01 hereof.
(d)    Working Capital Reserve Account. The Issuer shall cause to be established and shall maintain an account (the “Working Capital Reserve Account”) for the benefit of the Noteholders. The Working Capital Reserve Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “PFS Tax Lien Trust – Working Capital Reserve Account, Citibank, N.A. as Indenture Trustee for the benefit of the Noteholders”. The Indenture Trustee on behalf of the Noteholders shall possess all right, title and interest in all funds on deposit from time to time in the Working Capital Reserve Account and in all proceeds thereof. The Working Capital Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders as their interests appear in the Trust Estate. If, at any time, the Working Capital Reserve Account ceases to be an Eligible Bank Account, the Indenture Trustee shall, in accordance with Section 3.01(m), establish a new Working Capital Reserve Account (which if not maintained by the Indenture Trustee is subject to an account control agreement satisfactory to the Indenture Trustee acting at the direction or with the consent of the Noteholder Majority) which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Working Capital Reserve Account and from the date such new Working Capital Reserve Account is established, it shall be the “Working Capital Reserve Account”. Amounts on deposit in the Working Capital Reserve Account shall be invested in accordance with Section 3.01 hereof. On the Closing Date, the Issuer shall cause to be deposited into the Working Capital Reserve Account an amount equal to the Working Capital Reserve Required Amount. On each Payment Date, the Working Capital Reserve Account shall be funded from Available Funds in accordance with the Priority of Payments up to the Working Capital Reserve Required Amount. Amounts on deposit in the Working Capital Reserve Account will be used by the Servicer to pay Lien Administration Expenses. Amounts on deposit in the Working Capital Reserve Account shall be made available by the Indenture Trustee to the Servicer on any Business Day and on as many Business Days as may be requested in each calendar month at the written direction of the Servicer to the Indenture Trustee. No later than 10:00 am (Central Time) on any Business Day in accordance with the provisions of the Servicing Agreement, the Servicer will notify the Indenture Trustee of the aggregate amount to be withdrawn by the Indenture Trustee from the Working Capital Reserve Account and transferred to the Servicer on the next succeeding Business Day no later than 10:00 am (Central Time). Upon receipt of such notice the Indenture Trustee shall liquidate Eligible Investments held in the Working Capital Reserve Account as directed by the Servicer and the amount liquidated will remain uninvested until disbursed by the Indenture Trustee to the Servicer on the following Business Day.
(e)    Lockbox Account. Regardless of whether such funds are owned by the Issuer, all available funds on deposit in the Lockbox Account shall be remitted by the Servicer to the Collection Account within two (2) Business Days of receipt. On each Payment Date, any funds in the Collection Account that relate to Texas tax liens that are not owned by the Issuer (as reported by the Servicer to the Indenture Trustee in writing) shall be remitted from the Collection Account by the Indenture Trustee to Propel, prior to application of any funds in the Collection Account on such Payment Date pursuant to the Priority of Payments.
Section 3.03    Payments.
(a)    Priority of Payments. On each Payment Date, based solely upon the applicable Monthly Servicer Report (upon which the Indenture Trustee may conclusively rely) the Indenture Trustee shall distribute all Available Funds on deposit in the Collection Account (including, for the avoidance of doubt, all amounts on deposit in the Expense Reserve Account in excess of the Required Interest Reserve Amount and in the Subsequent Texas Tax Lien Account and all amounts on deposit in the Working Capital Reserve Account in excess of the Working Capital Reserve Required Amount, after any payment by the Indenture Trustee to Propel pursuant to Section 3.02(a), in the following order of priority (the “Priority of Payments”):

1)
Pro rata, to the Owner Trustee and the Indenture Trustee, based on the amounts owed thereto, any payments (including fees, expenses, and indemnity payments) due and payable to such party on such date, subject, in the case of indemnity payments only, to the Indemnification Cap;

2)	Sequentially, to the Servicer, the Back-up Servicer and the Indenture Trustee, as applicable,
(A) accrued and unpaid Servicing Fees and Back-up Servicing Fees, as applicable, due and owing on such date, then
(B) to the Servicer, any outstanding Advances which were advanced prior to the conversion of the related property into an REO Property plus interest thereon at the Advance Rate, then
(C) to the Servicer, the Back-up Servicer and the Indenture Trustee, any reasonable expenses incurred in connection with the transitioning of servicing responsibilities after a termination of the Servicer under the Servicing Agreement, and then
(D) any indemnity amounts (in the case of the Servicer and the Back-up Servicer only), in the case of (C) and (D) only, subject to the annual Indemnification Cap;

3)
To the Noteholders, all Accrued Interest due and owing on such date; provided that to the extent Available Funds are insufficient to pay such Accrued Interest, the Indenture Trustee shall apply up to the Required Interest Reserve Amount on deposit in the Expense Reserve Account to the payment of such Accrued Interest; provided further that any amounts remaining in the Expense Reserve Account after the satisfaction of this clause (3) shall be transferred to the Collection Account and shall constitute Available Funds;

4)	Sequentially,

(A)	to the Expense Reserve Account, the Expense Reserve Required Amount for such Payment Date; then

(B)	to the Working Capital Reserve Account, an amount that when added to the amount on deposit therein on such Payment Date will equal the Working Capital Reserve Required Amount; then

(C)
to the Subsequent Texas Tax Lien Account, (i) the Subsequent Texas Tax Lien Account Maximum Amount for such Payment Date or (ii) such lesser amount as the Servicer determines in its reasonable discretion, in either case, as indicated by the Servicer in the related Monthly Servicer Report.

5)	To the Noteholders, in payment of principal on the Notes until the Outstanding Note Balance has been reduced to zero;

6)
Pro rata, to the Owner Trustee, the Indenture Trustee, the Servicer and the Back-up Servicer, based on the amounts owed thereto, any payments due and payable to such party as of such Payment Date in excess of the applicable Indemnification Cap; and

7)	To the Issuer, all remaining amounts.
Section 3.04    Reports to Noteholders.
On each Payment Date, based solely upon the information provided by the Servicer in the related Monthly Servicer Report, the Indenture Trustee shall prepare a monthly report substantially in the form attached as Exhibit H hereto (the “Payment Date Report”). The Indenture Trustee shall deliver or make available electronically to the Noteholders and the Rating Agencies, via the Indenture Trustee’s internet website, each Payment Date Report no later than the related Payment Date.
On or before the 5th day prior to the final Payment Date with respect to the Notes, the Indenture Trustee shall send notice of such Payment Date to the Issuer, the Noteholders and the Rating Agencies. Such notice shall include a statement that if such Notes are paid in full on the final Payment Date, interest shall cease to accrue as of the day immediately preceding such final Payment Date.
The Indenture Trustee’s internet website shall initially be located at “www.sf.citidirect.com”. Assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at (800) 422-2066. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to gain access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee will not be liable for the dissemination of information in accordance with this Indenture. The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided to it by the Servicer and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.
The Indenture Trustee shall have the right to change the way Payment Date Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.
In the event of the issuance of Definitive Notes, annually (and more often if required by applicable law), the Indenture Trustee on behalf of the Issuer shall report to the Internal Revenue Service and prepare and distribute to Noteholders for each calendar year the amount of any “reportable payment” during such year and the amount of tax withheld, if any, with respect to payments on the Notes.

Section 3.05    Withholding Taxes. The Indenture Trustee, on behalf of the Issuer, shall comply with all requirements of the Code and applicable Treasury regulations and applicable state and local law with respect to the withholding from any distributions made by it to any Noteholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

ARTICLE IV
THE TRUST ESTATE
Section 4.01    Acceptance by Indenture Trustee.
(a)    Concurrently with the execution and delivery of this Indenture, the Indenture Trustee does hereby acknowledge and accept the conveyance by the Issuer of the assets constituting the Trust Estate. The Indenture Trustee shall hold the Trust Estate in trust for the benefit of the Secured Parties, subject to the terms and provisions hereof. In connection with the conveyance of the Trust Estate to the Indenture Trustee, the Issuer has delivered or has caused the Seller to deliver to the Servicer the Texas Tax Lien Documents for each Texas Tax Lien conveyed on the Closing Date. On or prior to each Transfer Date, the Issuer shall deliver or cause the Seller or the Depositor, as applicable, to deliver to the Servicer the Texas Tax Lien Documents for each Subsequent Texas Tax Lien or Substitute Texas Tax Lien to be conveyed on such Transfer Date.
(b)    The Indenture Trustee shall perform its duties hereunder and under the other Transaction Documents to which it is a party in accordance with the terms of this Indenture and such other Transaction Documents and applicable law and, in each case, taking into account its other obligations hereunder, but without regard to:
(i)    any relationship that the Indenture Trustee or any Affiliate of the Indenture Trustee may have with a Property Owner;
(ii)    the ownership of any Note by the Indenture Trustee or any Affiliate of the Indenture Trustee;
(iii)    the Indenture Trustee’s right to receive compensation for its services hereunder or with respect to any particular transaction; or
(iv)    the ownership, or holding in trust for others, by the Indenture Trustee of any other assets or property.
Section 4.02    Tax Treatment.
(a)    The provisions of this Indenture shall be construed in furtherance of the Intended Tax Characterization. The conveyance by the Issuer of the Texas Tax Liens to the Indenture Trustee shall not constitute and are not intended to result in an assumption by the Indenture Trustee or any Noteholder of any obligation of the Issuer or the Servicer to the Property Owners, the insurers under any insurance policies, or any other Person in connection with the Texas Tax Liens.

(b)    It is the intention of the parties hereto that, with respect to all taxes, the Notes will be treated as indebtedness to the Noteholders secured by the Texas Tax Liens (the “Intended Tax Characterization”). The Issuer, by entering into this Indenture, and each Noteholder by the purchase of a Note, agree to report such transactions for purposes of all taxes in a manner consistent with the Intended Tax Characterization, unless otherwise required by applicable law. If the Notes are not properly treated as indebtedness with respect to all taxes, then the parties intend (as provided in the Trust Agreement) that they shall constitute interests in a partnership for such purposes and, in that regard, agree that no election to treat the Issuer in any part as a corporation under Treasury Regulation section 301.7701-3 shall be made by any Person.
(c)    The Issuer, the Servicer and the Back-Up Servicer shall take no action inconsistent with the Indenture Trustee’s interest in the Texas Tax Liens and shall indicate or shall cause to be indicated in its books and records held on its behalf that each Texas Tax Lien constituting the Trust Estate has been pledged to the Indenture Trustee on behalf of the Noteholders.
Section 4.03    Further Action Evidencing Assignments.
(a)    The Issuer agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate or that the Noteholder Majority may reasonably request, in order to perfect, protect or more fully evidence the security interest in the Texas Tax Lien Assets or to enable the Indenture Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Issuer will authorize or execute, as applicable, and file (or cause to be filed) Payment Agreements and assignments of Texas Tax Liens and such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to create and maintain in the Indenture Trustee a first priority perfected security interest, at all times, in the Trust Estate, including, without limitation, recording and filing Payment Agreements and assignments of Texas Tax Liens in the applicable local recorder’s office and recording and filing UCC-1 financing statements, amendments or continuation statements prior to the effective date of any change of the name, identity or structure or relocation of its chief executive office or its jurisdiction of formation or any change that would or could affect the perfection pursuant to any financing statement or continuation statement or assignment previously filed or make any UCC-1 or continuation statement previously filed pursuant to this Indenture seriously misleading within the meaning of applicable provisions of the UCC (and the Issuer shall give the Indenture Trustee at least 30 days prior notice of the expected occurrence of any such circumstance). The Issuer shall promptly deliver to the Indenture Trustee file-stamped copies of any such filing.
(b)    (i) The Issuer hereby grants to the Indenture Trustee a power of attorney to execute and file all documents including, but not limited to Payment Agreements and assignments of Texas Tax Liens and UCC financing statements and amendments or continuation statements, on behalf of the Issuer as may be necessary or desirable to effectuate the foregoing; provided, however, that such grant shall not create a duty on the Indenture Trustee to file, prepare, record or monitor, or any responsibility for the contents or adequacy of, any such documents.

Section 4.04    Substitution and Repurchase of Texas Tax Liens.
(a)    Mandatory Substitution and Repurchase of Texas Tax Lien Assets for Breach of Representation or Warranty. In the Purchase Agreement, the Seller (and in the Transfer Agreement, the Depositor) makes certain representations and warranties with respect to the accuracy of the information about the Texas Tax Liens and other customary representations and warranties with respect to the validity and enforceability of the Texas Tax Liens. If (A) there is a breach of any Eligibility Representation with respect to a Texas Tax Lien made by the Depositor in the Transfer Agreement (and correspondingly by the Seller in the Purchase Agreement) that either (i) materially adversely affects the value of such Texas Tax Lien Asset or (ii) with respect to Subsequent Texas Tax Liens only, is a breach in any respect of any of representations contained in (26) through (29) of the Eligibility Representations, or (B) the assignment or recording from the Seller to the Depositor or from the Depositor to the Issuer has failed to occur within ninety (90) days following the related Transfer Date (in each case, a “Defective Texas Tax Lien”), the Depositor is required in accordance with the provisions of the Transfer Agreement (and correspondingly the Seller in the Purchase Agreement), no later than 90 days following the discovery or notification of such defect (subject to any applicable grace periods), to either (A) cure such breach; (B) pay the Defective Texas Tax Lien Deposit Amount in respect of the related Defective Texas Tax Lien, which the Indenture Trustee shall deposit into the Collection Account; or (C) deliver to the Indenture Trustee one or more Substitute Texas Tax Liens and related Texas Tax Lien Assets, along with any related Substitution Shortfall Amount, which the Indenture Trustee shall deposit into the Collection Account.
(b)    Texas Tax Liens Schedule. The Issuer shall cause the Depositor to provide the Indenture Trustee on any date on which a Texas Tax Lien is repurchased or substituted or, in the case of Subsequent Texas Tax Liens, conveyed, with a revised Texas Tax Liens Schedule to the Transfer Agreement, reflecting the removal of Defective Texas Tax Liens and subjecting any Substitute Texas Tax Lien or Subsequent Texas Tax Lien to the provisions thereof.
(c)    Officer’s Certificate. No substitution of a Texas Tax Lien shall be effective unless the Issuer and the Indenture Trustee shall have received an Officer’s Certificate from the Seller or the Depositor indicating that (i) the new Texas Tax Lien meets all the criteria of the definition of “Eligible Texas Tax Lien” and (ii) the Texas Tax Lien Documents for such Substitute Texas Tax Lien have been delivered to the Servicer.
(d)    Substitute Texas Tax Liens. On or prior to the related Transfer Date, the Issuer shall direct the Seller to deliver or cause the delivery of the Texas Tax Lien Documents for the related Substitute Texas Tax Lien to the Servicer on or prior to the related Transfer Date in accordance with the provisions of this Indenture.
(e)    No obligation of Indenture Trustee. The Indenture Trustee shall have no duty or obligation to determine whether a Defective Texas Tax Lien exists. The Indenture Trustee shall only be required to provide notice to the Seller of a Defective Texas Tax Lien if a Responsible Officer of the Indenture Trustee shall have received written notice thereof. In the absence of its receipt of such written notice, the Indenture Trustee is permitted to assume that there are no Defective Texas Tax Liens.

Section 4.05    Release of Lien.
(a)    The Issuer shall be entitled to obtain a release from the Lien of this Indenture for any Texas Tax Lien repurchased or substituted pursuant to Section 4.04 hereof, (i) in the case of any repurchase, after a payment by the Seller of the Defective Texas Tax Lien Deposit Amount of the Texas Tax Lien, or (ii) in the case of any substitution, after payment of any applicable Substitution Shortfall Amount and the delivery of the Texas Tax Lien Documents for the related Substitute Texas Tax Lien to the Servicer.
(b)    The Issuer shall be entitled to obtain a release from the Lien of this Indenture for any Texas Tax Lien which has been paid in full.
(c)    The Issuer (or the Servicer on its behalf) shall be entitled to obtain a release from the Lien of this Indenture for any REO Property to be disposed of by the Servicer in accordance with the provisions of the Servicing Agreement.
(d)    In connection with (a) and (b) above, the Indenture Trustee shall execute and deliver such endorsements, assignments and releases as are provided to it by the Seller, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased or substituted Texas Tax Lien being released pursuant to this Section 4.05.
(e)    In connection with (c) above, the Indenture Trustee shall execute and deliver such endorsements, assignments and releases as are provided to it by the Servicer, in each case without recourse, representation or warranty, as shall be necessary to dispose of the REO Property in accordance with the provisions of the Servicing Agreement.
Section 4.06    Sale of Texas Tax Liens. The parties hereto agree that none of the Texas Tax Liens in the Trust Estate may be sold or disposed of in any manner except as expressly provided for herein.
Section 4.07    Subsequent Texas Tax Liens.
Prior to the acceptance by the Indenture Trustee of any Subsequent Texas Tax Lien or the release to or upon the order of the Seller of any funds in payment therefor, the following conditions must be satisfied on or prior to the related Transfer Date:
(a)    the Seller (or the Servicer on its behalf) shall have provided the Indenture Trustee with a notice of a subsequent transfer of Subsequent Texas Tax Lien (a “Subsequent Texas Tax Lien Notice”), a form of which is attached hereto as Exhibit G, which notice shall be given no later than 10:00 a.m. (Central Time) on the Business Day immediately preceding such Transfer Date; and
(b)    the Indenture Trustee shall have received an Officer’s Certificate from the Depositor that after giving effect to the purchase of all Subsequent Texas Tax Liens on such Transfer Date, the Subsequent Texas Tax Lien Criteria is met.

ARTICLE V
EVENTS OF DEFAULT; REMEDIES
Section 5.01    Events of Default. “Event of Default” wherever used herein with respect to Notes, means any one of the following:
(a)    The failure by the Issuer to pay Available Funds pursuant to the Priority of Payments within two (2) Business Days of each Payment Date; or
(b)    The failure by the Issuer to pay all Accrued Interest to the Noteholders within two (2) Business Days of each Payment Date; or
(c)    The failure to pay the Outstanding Note Balance and all Accrued Interest by the Stated Maturity Date; or
(d)    The failure to cure any breach of a covenant of the Issuer within thirty (30) days (or the required cure period under the Transaction Documents, whichever is shorter) of the Issuer’s or the Servicer’s actual knowledge thereof or the Issuer’s or the Servicer’s receipt of written notice thereof; or
(e)    If any representation or warranty of the Issuer made in this Indenture or in another Transaction Document is breached in a material respect as of the time when the same shall have been made, and such breach is not remedied within the earlier of (i) 30 days of the Issuer’s or the Servicer’s actual knowledge thereof or the Issuer’s or the Servicer’s receipt of written notice thereof or (ii) the required cure period under such Transaction Document); or
(f)    The entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or
(g)    The commencement by the Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Issuer’s failure to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action; or
(h)    One or more final, non-appealable judgment(s) against the Issuer in excess of $1,000,000, individually or in the aggregate; or
(i)    The Issuer becoming subject to registration as an “investment company” under the Investment Company Act of 1940, as amended; or
(j)    The failure of the Seller or the Depositor to either cure, substitute for, or pay Defective Texas Tax Lien Deposit Amounts for, Defective Texas Tax Liens in accordance with the provisions of the Purchase Agreement or the Transfer Agreement, as applicable, with the aggregate Redemptive Value of such Defective Texas Tax Liens equaling or exceeding $250,000; or
(k)    Any Transaction Document is terminated (other than in accordance with its terms) or ceases to be in full force and effect; or
(l)    Any license, consent, authorization, registration or approval necessary to enable the Issuer to comply with any of its obligations under the Transaction Documents is revoked, withdrawn or withheld or is modified or amended in a manner prejudicial (as determined by the Noteholder Majority) to the interests of the Noteholders, in each case, that is remains unremedied thirty (30) days after the earlier of the Issuer’s or the Servicer’s discovery or receipt of written notice thereof; provided that if the Issuer or the Servicer is diligently proceeding to remedy such default, such grace period shall be extended to sixty (60) days after the earlier of the Issuer’s or the Servicer’s discovery or receipt of written notice thereof; or
(m)    The assignment by the Issuer of its rights under any Transaction Document (other than in accordance with its terms); or
(n)    (i) The failure of the Indenture Trustee (on behalf of the Noteholders) to have a first priority, perfected security interest in the Collateral or (ii) a third party takes legal action to enforce a security interest, lien, or other encumbrance against any Texas Tax Lien Asset and the security interest of the Indenture Trustee (on behalf of the Noteholders) is not senior to such security interest, lien, or other encumbrance.
A Servicer Event of Default shall not constitute an Event of Default hereunder.

Section 5.02    Acceleration of Maturity; Rescission and Annulment.
(a)    Upon the occurrence of an Event of Default (after giving effect to any applicable notice and cure periods, and which is not waived by the Noteholder Majority), the Indenture Trustee (a) may and, if so directed by the Noteholder Majority, shall (i) accelerate the payment of the Notes and all other amounts due and payable by the Issuer hereunder and (ii) shall, if so directed by the Noteholder Majority, exercise any other typical default remedies, including but not limited to exercising its rights against the Collateral; provided that upon the occurrence of an Event of Default pursuant to Sections 5.01(f) or (g), the Notes and all other amounts due and payable by the Issuer hereunder shall accelerate automatically without any declaration or other act on the part of the Indenture Trustee or any Noteholder.
(b)    Upon any such declaration of acceleration pursuant to Section 5.02(a), the then Outstanding Note Balance of the Notes together with all accrued and unpaid interest thereon shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer. The Indenture Trustee shall promptly send a notice of any declaration of acceleration to the Rating Agencies.
(c)    At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Noteholder Majority (other than Propel or an Affiliate thereof) by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
(i)    The amounts on deposit in the Trust Accounts and other funds from collections with respect to the Texas Tax Liens in the possession of the Servicer but not yet deposited in the Trust Accounts, is a sum sufficient to pay:
(A)    all principal due with respect to the Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit at the Note Rate,
(B)    all interest due with respect to the Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the Note Rate, and
(C)    all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of each of the Indenture Trustee, the Servicer and the Back-Up Servicer, and their respective agents and counsel;
and

(ii)    all Events of Default with respect to the Notes which became due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 hereof.
(d)    Notwithstanding Section 5.02(c) above, (i) if the Indenture Trustee has commenced making payments as described in Section 5.06 hereof, no acceleration may be rescinded or annulled and (ii) no rescission shall affect any subsequent Event of Default or impair any right consequent thereon.
Section 5.03    Remedies.
(a)    If an Event of Default with respect to the Notes occurs and is continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall immediately give notice to each Noteholder as set forth in Section 6.02 hereof and shall solicit such Noteholders for advice. The Indenture Trustee shall then take such action as so directed by the Noteholder Majority subject to the provisions of this Indenture. Notwithstanding anything herein to the contrary, without receiving prior written consent from each Noteholder, the Indenture Trustee shall not liquidate the Collateral for an amount less than the Outstanding Note Balance.
(b)    Following any acceleration of the Notes pursuant to Section 5.02, the Indenture Trustee shall have all of the rights, powers and remedies with respect to the Trust Estate as are available to secured parties under the UCC or other applicable law, subject to subsection (c) below. Such rights, powers and remedies may be exercised by the Indenture Trustee in its own name as trustee of an express trust.
(c)    If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion, and at the instruction of the Noteholder Majority, shall, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial or other proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Indenture Trustee shall notify the Issuer, the Rating Agencies, the Servicer and the Noteholders of any such action.
(d)    If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall, at the written direction of the Noteholder Majority, refrain from selling the Collateral and may apply all other amounts receivable with respect to such Collateral to the payment of the principal of and interest and other sums due pursuant to the provisions of Section 3.03 hereof in the respective order set forth therein, all as if there had not been a declaration of acceleration of the maturity of the Notes; provided that, the Noteholders shall not have directed the Trustee in accordance with the provisions of the last sentence of clause (a) of this Section 5.03 to sell the Collateral securing the Notes.

Section 5.04    Indenture Trustee May File Proofs of Claim.
(a)     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, or any other obligor in respect of the Notes, or the property of the Issuer, or such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and any predecessor Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel) and of the Noteholders allowed in such judicial proceeding;
(ii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and
(iii)    to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter; and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 6.06 hereof.
(b)    Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, agreement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or affecting the Texas Tax Lien Assets or the other assets constituting the Trust Estate or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
Section 5.05    Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture, the Notes, the Texas Tax Lien Assets or the other assets constituting the Trust Estate may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, be for the benefit of the Noteholders in respect of which such judgment has been recovered, and distributed pursuant to the priorities contemplated by Section 3.03 hereof. By their acceptance of the Notes, the Noteholders shall be deemed to have consented and agreed to the provisions of this Seciton 5.05.
Section 5.06    Application of Money Collected.
(a)    Subject to the following paragraph, if the Notes have been declared, or otherwise become due and payable following an Event of Default (an “Acceleration Event”) and such Acceleration Event has not been rescinded or annulled, any money collected by the Indenture Trustee in respect of the Trust Estate and any other money that may be held thereafter by the Indenture Trustee as security for the Notes, including without limitation the amounts on deposit in the Expense Reserve Account, the Subsequent Texas Tax Lien Account and the Working Capital Reserve Account, shall be distributed pursuant to the priorities contemplated by Section 3.03 hereof on the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, without presentment of any Notes.
Section 5.07    Limitation on Suits. No Noteholder, solely by virtue of its status as Noteholder, shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, unless the Holders of Notes evidencing not less than 25% of the then Outstanding Note Balance of the Notes shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee indemnity reasonably satisfactory to the Indenture Trustee against the cost, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Indenture Trustee during such 60-day period by such Noteholders; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 5.07, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.
Section 5.08    Unconditional Right of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, other than the provisions hereof limiting the right to recover amounts due on the Notes to recoveries from the property comprising the Trust Estate, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and interest on such Note as such payments of principal and interest become due, including on the Stated Maturity Date, and such right shall not be impaired without the consent of such Noteholder.
Section 5.09    Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Noteholders continue as though no such proceeding had been instituted.
Section 5.10    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.05 hereof, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.11    Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
Section 5.12    Control by Noteholders. Except as may otherwise be provided in this Indenture, including the provisions of Section 5.03(a) hereof, until such time as the conditions specified in Sections 10.01(a)(i) and (ii) hereof have been satisfied in full, the Noteholder Majority shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Notes. Notwithstanding the foregoing:
(a)    no such direction shall be in conflict with any rule of law or with this Indenture;
(b)    the Indenture Trustee shall not be required to follow any such direction which the Indenture Trustee reasonably believes might result in any personal liability on the part of the Indenture Trustee for which the Indenture Trustee is not adequately indemnified; and
(c)    the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with any such direction; provided that the Indenture Trustee shall give notice of any such action to each Noteholder.
Section 5.13    Waiver of Events of Default.
(a)    The Noteholder Majority may, by one or more instruments in writing, waive any Event of Default on behalf of all Noteholders hereunder and its consequences, except a continuing Event of Default:

(i)    in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or
(ii)    in respect of a covenant or provision hereof which under Article VIII hereof cannot be modified or amended without the consent of the Holder of each Outstanding Note affected (which only may be waived by the Holders of all Outstanding Notes affected).
(b)    A copy of each waiver pursuant to Section 5.13(a) hereof shall be furnished by the Issuer to the Indenture Trustee and each Noteholder. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.
Section 5.14    Undertaking for Costs. All parties to this Indenture agree (and each Holder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by the Noteholder Majority or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the Stated Maturity Date, as applicable.
Section 5.15    Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 5.16    Sale of Trust Estate.
(a)    The power to effect any sale of any portion of the Trust Estate pursuant to Section 5.03 hereof shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate so allocated shall have been sold or all amounts payable on the Notes shall have been paid. The Indenture Trustee may from time to time, upon directions in accordance with Section 5.12 hereof, postpone any public sale by public announcement made at the time and place of such sale.
(b)    [Reserved].

(c)    In connection with a sale of all or any portion of the Trust Estate:
(i)    any one or more Noteholders or the Owner may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder may, in paying the purchase money therefor, deliver in lieu of cash any Outstanding Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders after being appropriately stamped to show such partial payment; provided, however, that the Owner may irrevocably waive its option to bid for and purchase the property offered for sale by delivering a waiver letter to the Indenture Trustee;
(ii)    the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance prepared by the Servicer transferring the Issuer’s interest without representation or warranty and without recourse in any portion of the Trust Estate in connection with a sale thereof;
(iii)    the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale;
(iv)    no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and
(v)    The method, manner, time, place and terms of any sale of all or any portion of the Trust Estate shall be commercially reasonable.

ARTICLE VI

THE INDENTURE TRUSTEE
Section 6.01    Certain Duties. The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and such other Transaction Documents to which it is a party, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and such other Transaction Documents, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.
(a)    In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, provided however, the Indenture Trustee shall not be required to verify or recalculate the contents thereof.
(b)    In case an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that no provision in this Indenture shall be construed to limit the obligations of the Indenture Trustee to provide notices under Section 6.02 hereof.
(c)    The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee (which may be in the form of written assurances) against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction.
(d)    No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Indenture Trustee shall have been negligent in ascertaining the pertinent facts; and
(ii)    the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of the requisite principal amount of the outstanding Notes, or in accordance with any written direction delivered to it under Section 5.02(a) hereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.
(e)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01.
(f)    The Indenture Trustee makes no representations or warranties with respect to the Texas Tax Lien Assets.
(g)    Notwithstanding anything to the contrary herein, the Indenture Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)    The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.
(i)    The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the trust funds created hereby or the powers granted hereunder.
(j)    The Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust funds other than from funds available in the Collection Account or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.
(k)    In making or disposing of any investment permitted by this Indenture, the Indenture Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm's-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Indenture Trustee or for any third Person or dealing as principal for its own account.
(l)    The Indenture Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war).
(m)    To help fight the funding of terrorism and money laundering activities, the Indenture Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Indenture Trustee. The Indenture Trustee will ask for the name, address, tax identification number and other information that will allow the Indenture Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Indenture Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.
(n)    Notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Indenture Trustee to the Email Recipient. Additional information and assistance on using the encryption technology can be found at Citibank’s secure email website located at http://www.citi.com/citi/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181.

(o)    In accordance with the U.S. Unlawful Internet Gambling Act (the "Act"), the Issuer may not use the Accounts or other Citibank, N.A. facilities in the United States to process "restricted transactions" as such term is defined in U.S. 31 CFR Section 132.2(y). Therefore, neither the Issuer nor any person who has an ownership interest in or control over the Accounts may use it to process or facilitate payments for prohibited internet gambling transactions. For more information about the Act, including the types of transactions that are prohibited, please refer to the following link: HTTP://WWW.FEDERALRESERVE.GOV/NEWSEVENTS/PRESS/BCREG/20081112B.HTM.
(p)    The Indenture Trustee or its Affiliates are permitted to provide services and to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments; if otherwise qualified, obligations of the Indenture Trustee or any of its Affiliates shall qualify as Eligible Investments hereunder;
Section 6.02    Notice of Events of Default. The Issuer shall promptly notify the Indenture Trustee of any event of which it has actual knowledge which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both. The Indenture Trustee shall promptly (but in any event within three Business Days) notify the Issuer, the Servicer, the Rating Agencies and the Noteholders upon a Responsible Officer obtaining actual knowledge of any event which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, provided, further, that this Section 6.02 shall not limit the obligations of the Indenture Trustee to provide notices expressly required by this Indenture.
Section 6.03    Certain Matters Affecting the Indenture Trustee. Subject to the provisions of Section 6.01 hereof:
(a)    The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    Any request or direction of any Noteholders, the Issuer, the Back-Up Servicer or the Servicer mentioned herein shall be in writing;
(c)    Whenever in the performance of its duties hereunder the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an Opinion of Counsel;

(d)    The Indenture Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be deemed full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;
(e)    Prior to the occurrence of an Event of Default, or after the curing of all Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper document, unless requested in writing so to do by the Noteholder Majority; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand;
(f)    The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be Affiliates of the Indenture Trustee) and the Indenture Trustee shall not be liable for any acts or omissions of such agents, attorneys or custodians appointed with due care by it hereunder; and
(g)    Delivery of any reports, information and documents to the Indenture Trustee provided for herein is for informational purposes only (unless otherwise expressly stated) and the Indenture Trustee’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer’s or the Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 6.04    Indenture Trustee Not Liable for Notes or Texas Tax Liens.
(a)    The recitals contained herein and in the Notes (other than the certificate of authentication on the Notes) shall be taken as statements of the Issuer and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or any other Transaction Document, the Notes (other than the authentication thereof) or of any Texas Tax Lien Assets. The Indenture Trustee shall not be accountable for the use or application by the Issuer of funds paid to the Issuer in consideration of conveyance of the Texas Tax Lien Assets to the Trust Estate. The Indenture Trustee shall not be responsible for the legality or validity of this Indenture of the validity, priority, perfection or sufficiency of the security for the Notes issued or intended to be issued hereunder.
(b)    The Indenture Trustee shall have no responsibility or liability for or with respect to the validity of any security interest in any property securing a Texas Tax Lien; the existence or validity of any Texas Tax Lien, the validity of the assignment of any Texas Tax Lien to the Trust Estate or of any intervening assignment; the review of any Texas Tax Lien, any Texas Tax Lien Document, the receipt by the Servicer of any Texas Tax Lien Document (it being understood that the Indenture Trustee has not reviewed and does not intend to review such matters); the performance or enforcement of any Texas Tax Lien; the compliance by the Issuer or the Servicer with any covenant or the breach by the Servicer or the Issuer of any warranty or representation made hereunder or in any other Transaction Document or the accuracy of any such warranty or representation; the acts or omissions of the Servicer or any Property Owner; or any action of the Servicer taken in the name of the Indenture Trustee.
Section 6.05    Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Indenture Trustee.
Section 6.06    Indenture Trustee’s Fees and Expenses; Indemnification. On each Payment Date, the Indenture Trustee shall be entitled to the Indenture Trustee Fee and reimbursement of Indenture Trustee Expenses in the priority provided in Section 3.03 hereof. The Issuer agrees to indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against any and all loss, liability, claim, obligation, damage, injury, judgment or expense (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the Collateral or arising out of or in connection with the acceptance or administration by the Indenture Trustee of its duties or the exercise or performance of its powers under the Indenture or under the other Transaction Documents. Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 6.07    Eligibility Requirements for Indenture Trustee. The Indenture Trustee hereunder shall at all times (a) be a corporation, national banking association, depository institution, or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, (b) be subject to supervision or examination by federal or state authority, (c) be capable of maintaining an Eligible Bank Account, (d) have a long-term unsecured debt rating of not less than “A” from S&P, and (e) shall be acceptable to the Noteholder Majority. If such institution publishes reports of condition at least annually, pursuant to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.07, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.07, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.08 hereof.

Section 6.08    Resignation or Removal of Indenture Trustee.
(a)    Subject to clause (c) below, the Indenture Trustee may at any time resign and be discharged with respect to the Notes by giving 60 days’ written notice thereof to the Servicer, the Issuer and the Noteholders. Upon receiving notice of resignation from the Indenture Trustee, the Issuer shall promptly appoint a successor Indenture Trustee meeting the requirements of Section 6.07 hereof by written instrument, a copy of which shall be delivered to the Servicer, the successor Indenture Trustee, the predecessor Indenture Trustee and each Rating Agency. The Noteholder Majority may remove the Indenture Trustee at any time and shall appoint a successor that meets the requirements of Section 6.07 hereof by written instrument, a copy of which shall be delivered to the Issuer, the Servicer, the successor Indenture Trustee, the predecessor Indenture Trustee and each Rating Agency. If no successor Indenture Trustee shall have been appointed and have accepted appointment within 60 days after such removal or the giving of such notice of resignation, the Indenture Trustee, the Issuer or the Noteholder Majority may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
(b)    If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.07 hereof and shall fail to resign after written request therefor by the Issuer, or if at any time the Indenture Trustee shall be legally unable to act, fails to perform in any material respect its obligations under this Indenture, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer shall direct, and the Servicer shall follow such direction and, subject to clause (c) below, remove the Indenture Trustee. If it removes the Indenture Trustee under the authority of the immediately preceding sentence, the Issuer shall promptly appoint a successor that meets the requirements of Section 6.07 hereof by written instrument, with a copy to the Servicer, the successor Indenture Trustee, the predecessor Indenture Trustee and each Rating Agency.
(c)    Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 6.08 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 6.09 hereof.
Section 6.09    Successor Indenture Trustee.
(a)     Any successor Indenture Trustee appointed as provided in Section 6.08 hereof shall execute, acknowledge and deliver to each of the Servicer, the Issuer, the Noteholders and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named an Indenture Trustee. The predecessor Indenture Trustee shall deliver or cause to be delivered to the successor Indenture Trustee or its custodian any Transaction Documents and statements held by it or its custodian hereunder; and the Servicer and the Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Indenture Trustee of all such rights, powers, duties and obligations.
(b)    In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee shall execute and deliver an indenture supplemental hereto wherein such successor Indenture Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes. Upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on request of the Issuer or such successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder.
Upon request of the successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to the successor trustee all such rights, powers and trusts referred to in the preceding paragraph.
(c)    No successor Indenture Trustee shall accept appointment as provided in this Section 6.09 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 6.07 hereof.
(d)    Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 6.09, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to each Noteholder at its address as shown in the Note Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer and the Servicer.
Section 6.10    Merger or Consolidation of Indenture Trustee. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 6.07 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
Section 6.11    Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
(a)    At any time or times for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, the Servicer or the Noteholder Majority, by an instrument in writing signed by it or them, may appoint, at the reasonable expense of the Issuer (as an Indenture Trustee Expense) and the Servicer, one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act. Notwithstanding the appointment of any separate or co-trustee, the Indenture Trustee shall remain obligated and liable for the obligations of the Indenture Trustee under this Indenture. The Indenture Trustee shall promptly send notice of any such appointment to the Rating Agencies.
(b)    The Indenture Trustee and, at the request of the Indenture Trustee, the Issuer, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co- trustee for the purpose of more fully confirming such title, rights, or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Trust Estate or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co- trustees jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co- trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. In any case, if any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all assets, property, rights, power duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.
(c)    All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co- trustee appointed pursuant to the foregoing provisions of this Section 6.11.
(d)    Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties and obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Indenture Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to property in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees; (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such trustee except jointly with, or with the consent of, the Indenture Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.
If at any time, the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to such law, the Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.
(e)    Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.
(f)    Notwithstanding any other provision of this Section 6.11, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.
Section 6.12    Note Registrar Rights. So long as the Indenture Trustee is the Note Registrar, the Note Registrar shall be entitled to the rights, benefits and immunities of the Indenture Trustee as set forth in this Article VI to the same extent and as fully as though named in place of the Indenture Trustee.
Section 6.13    Authorization. The Indenture Trustee is hereby authorized to enter into and perform each of the Transaction Documents and the Depository Agreement.

ARTICLE VII
COVENANTS
Section 7.01    Payment of Principal and Interest. The Issuer shall cause the due and punctual payment of the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.
Section 7.02    Maintenance of Office or Agency; Chief Executive Office. The Issuer shall maintain an office or agency in the State of Delaware at the Corporate Trust Office of the Owner Trustee, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.
Section 7.03    Money for Payments to Noteholders to be Held in Trust.
(a)    All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts pursuant to Section 3.03 hereof shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 7.03 or in Section 3.03 hereof.

(b)    In making payments hereunder, the Indenture Trustee will hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.
(c)    Except as required by applicable law, any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Note and remaining unclaimed for three years after such amount has become due and payable to the Noteholder shall be discharged from such trust and, subject to applicable escheat laws, and so long as no Event of Default has occurred and is continuing, paid to the Issuer upon request; otherwise, such amounts shall be redeposited in the Collection Account as Available Funds, and such Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee with respect to such trust money (other than with respect to funds redeposited into the Collection Account as described above) shall thereupon cease.
Section 7.04    Existence.
(a)    The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign statutory trust in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Texas Tax Lien Assets.
(b)    The Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of distributions, (iii) all requisite and appropriate formalities (including without limitation all appropriate authorizations required by the Trust Agreement) in the management of its business and affairs and the conduct of the transactions contemplated hereby, and (iv) the provisions of the Trust Agreement.
Section 7.05    Protection of Trust Estate; Further Assurances. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:
(i)    grant more effectively the assets comprising all or any portion of the Trust Estate;
(ii)    maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof; and
(iii)    preserve and defend title to the Texas Tax Lien Assets (including the right to receive all payments due or to become due thereunder), the interests in the Properties, or other property included in the Trust Estate and preserve and defend the rights of the Indenture

Trustee in the Trust Estate (including the right to receive all payments due or to become due thereunder) against the claims of all Persons and parties other than as permitted hereunder.
The Issuer hereby irrevocably designates the Indenture Trustee and the Servicer, severally, its agents and attorneys-in-fact to execute any financing statement or continuation statement or other document required pursuant to this Section 7.05; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants, and provided, further, that the duty of the Indenture Trustee to execute any instrument required pursuant to this Section 7.05 shall arise only if a Responsible Officer of the Indenture Trustee has actual knowledge of any failure of the Issuer to comply with the provisions of this Section 7.05. Such financing statements may describe the Trust Estate in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as any of them may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Trust Estate granted to the Indenture Trustee herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”
Section 7.06    Additional Covenants.
(a)    The Issuer shall not:
(i)    sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate other than in accordance with this Indenture or, with respect to REO Properties owned by subsidiaries of the Issuer, the Servicing Agreement;
(ii)    make any deduction from the principal of, or interest on, any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;
(iii)    engage in any business or activity other than in connection with, or relating to, the issuance of Notes pursuant hereto, or the carrying out of the activities specifically permitted by its organizational documents, as in effect on the Closing Date;
(iv)    incur, assume or guaranty any indebtedness of any Person, except for the Notes;
(v)    dissolve or liquidate in whole or in part;
(vi)    merge or consolidate with any person other than an Affiliate of the Issuer; any such merger or consolidation with such Affiliate to be subject to the following conditions: (A) the surviving or resulting entity is organized under the laws of the United States or any state thereof and the appropriate organizational documents of such entity contains the same restrictions as are contained in the Issuer’s organizational documents; (B) the surviving or resulting entity (if other than the Issuer) expressly assumes by a supplemental indenture all of the Issuer’s obligations under the Transaction Documents, (C) immediately after consummation of the merger or consolidation no Event of Default exists hereunder, (D) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of

Counsel, each stating that such merger or consolidation and such supplemental indenture, if any, comply with this paragraph and that all conditions precedent provided for herein relating to such transaction have been complied with, and (E) notice of such merger or consolidation has been provided to each Rating Agency then rating the Notes; or
(vii)    (A) permit the validity or effectiveness of this Indenture or any Grant hereby to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (B) permit any lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof other than the lien of this Indenture, or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or
(viii)    take any other action or fail to take any actions which may cause the Issuer to be taxable as (A) an association pursuant to Section 7701 of the Code and the corresponding regulations, (B) a publicly traded partnership taxable as a corporation pursuant to Section 7704 of the Code and the corresponding regulations or (C) a taxable mortgage pool taxable as a corporation for U.S. federal income tax purposes.
Section 7.07    Taxes. The Issuer shall pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Trust Estate, except to the extent the Issuer is contesting the same in good faith and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.
Section 7.08    Treatment of Note as Debt for Tax Purposes. The Issuer shall treat the Notes as indebtedness for all federal, state and local income and franchise tax purposes.
Section 7.09    Collections.
(a)    The Issuer shall instruct or cause all Property Owners to be instructed to send all scheduled payments of principal or interest under the Texas Tax Lien Documents directly to the Lockbox Account,
(b)    The Issuer shall hold any collections or other proceeds of the Trust Estate received directly by it in trust for the benefit of the Indenture Trustee and the Noteholders and deposit such collections into the Collection Account promptly, but in no event later than two Business Days following the Issuer’s receipt thereof.
Section 7.10    Segregation of Collections. The Issuer (or its agent) shall with respect to the Lockbox Account prevent the deposit into such account of any funds other than collections in respect of the Texas Tax Lien Assets; provided that, the covenant in this paragraph shall not be breached to the extent that funds not constituting collections in respect of the Texas Tax Lien Assets are inadvertently deposited into such Lockbox Account and are promptly segregated and remitted to the owner thereof.

Section 7.11    Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 7.12    Investment Company Act. In accordance with the requirements of Rule 3a-7 adopted pursuant to the Investment Company Act of 1940, as amended, the Issuer shall not, and shall cause the Servicer on behalf of the Issuer to not, acquire or dispose of any portion of the Trust Estate unless such acquisition or disposition (i) is completed in accordance with the terms of the Transaction Documents, (ii) does not result in a downgrade of the ratings of the Notes listed on the cover of the Confidential Offering Memorandum and (iii) is not completed for the primary purpose of recognizing gains or decreasing losses resulting from market value changes in the assets acquired or transferred.

ARTICLE VIII

SUPPLEMENTAL INDENTURES
Section 8.01    Supplemental Indentures without Consent of Noteholders.
(a)    The Issuer, by an Issuer Order, and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, without the consent of any Noteholder, for any of the following purposes:
(i)    to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture; provided such action pursuant to this clause (i) shall not materially adversely affect the interests of the Noteholders in any respect;
(ii)    to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Section 6.09 and Section 6.11 hereof; or
(iii)    to cure any ambiguity, to correct or supplement any provision herein, to conform this Indenture to the offering circular related to the Notes, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (iii) shall not materially adversely affect the interests of the Holders of Notes.
(b)    The Indenture Trustee shall deliver, at least five Business Days prior to the effectiveness thereof, to each Noteholder and the Rating Agencies a copy of any supplemental indenture entered into pursuant to this Section 8.01 hereof.

(c)    In entering into a supplemental indenture, the Indenture Trustee may expressly rely on any Opinion of Counsel requested by the Indenture Trustee in connection with any such supplemental indenture as the basis therefor. In determining whether or not an amendment materially adversely affects the interests of the Holders of the Notes, such Opinion of Counsel may conclusively rely on (i) satisfaction of the Rating Agency Condition, or (ii) an Officer’s Certificate of the Issuer or the Servicer confirming that provisions of such supplemental indenture do not materially adversely affect the interests of the Holders of the Notes.
Section 8.02    Supplemental Indentures with Consent of Noteholders.
(a)    With the consent of the Noteholder Majority and by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer, by an Issuer Order, and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided that, no supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:
(i)    change the Stated Maturity Date of any Note or the amount of principal payments or interest payments due or to become due on any Payment Date with respect to any Note, or change the priority of payment thereof as set forth herein, or reduce the principal amount thereof or the Note Rate thereon, or change the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof;
(ii)    reduce the required percentage of the Outstanding Note Balance that must be represented by voting on whether to enter into any supplemental indenture or to waive compliance with certain provisions of this Indenture or Events of Default and their consequences;
(iii)    modify any of the provisions of this Section 8.02 or Section 5.13 hereof except to increase any percentage of Noteholders required for any modification or waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Note affected thereby;
(iv)    modify or alter the provisions of the proviso to the definition of the term “Outstanding”; or
(v)    permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or terminate (except as provided for herein) the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the lien of this Indenture.

(b)    The Indenture Trustee shall promptly deliver to each Noteholder and the Rating Agencies a copy of any supplemental indenture entered into pursuant to Section 8.02(a) hereof.
Section 8.03    Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture (a) pursuant to Section 8.01 hereof or (b) pursuant to Section 8.02 hereof without the consent of each holder of the Notes to the execution of the same, or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Indenture Trustee’s own rights, duties, obligations, or immunities under this Indenture or otherwise.
Section 8.04    Amendments to the Indenture/Supplemental Indentures with Consent of Owner Trustee. Any amendment hereto or supplemental indenture which affects the rights, duties or indemnities of the Owner Trustee shall require the Owner Trustee’s written consent thereto.
Section 8.05    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 8.06    Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. New Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE IX

REDEMPTION OF NOTES
Section 9.01    Optional Redemption; Election to Redeem. On any Payment Date when the Outstanding Note Balance is less than 15% of the Initial Note Balance, the Issuer will have the option to redeem all, but not less than all of the Notes and thereby cause the early repayment of the Notes on any date on or after the Redemption Date. The date fixed for such redemption in the notices provided under Section 9.02 and Section 9.03 herein, is referred to herein as the “Redemption Date”.
Section 9.02    Notice to Indenture Trustee. The Issuer shall give written notice of its intention to redeem the Notes to the Indenture Trustee at least 40 days prior to the Redemption Date set forth therein (unless a shorter period shall be satisfactory to the Indenture Trustee).

Section 9.03    Notice of Redemption by the Issuer. Notices of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the Redemption Date, to each Noteholder, at its address in the Note Register, and to the Rating Agencies. All notices of redemption shall state (a) the Redemption Date, (b) the Redemption Price, (c) that on the Redemption Date, the Redemption Price will become due and payable upon each Note, and that interest thereon shall cease to accrue if payment is made on the Redemption Date, and (d) the office of the Indenture Trustee or other place where the Notes are to be surrendered for payment of the Redemption Price. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.
Section 9.04    Deposit of Redemption Price. On or before the Business Day immediately preceding the Redemption Date, the Issuer shall deposit with the Indenture Trustee an amount equal to the Redemption Price (less any portion of such payment to be made from monies in the Collection Account).
Section 9.05    Notes Payable on Redemption Date. Notice of redemption having been given as provided in Section 9.03 hereof and deposit of the Redemption Price with the Indenture Trustee having been done as provided in Section 9.04 hereof, the Notes shall on the Redemption Date, become due and payable in an amount equal to the Redemption Price and on such Redemption Date such Notes shall cease to bear interest. The Noteholders shall be paid the Redemption Price by the Indenture Trustee on behalf of the Issuer upon presentment and surrender of their Notes as provided in the notices of redemption. If the Issuer shall have failed to deposit the Redemption Price with the Indenture Trustee, the principal and interest with respect to the Notes shall, until paid, bear interest at the Note Rate. The failure to deposit the Redemption Price shall not constitute an Event of Default hereunder.

ARTICLE X
SATISFACTION AND DISCHARGE
Section 10.01    Satisfaction and Discharge of Indenture.
(a)    This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
(i)    either:
(A)    all Notes theretofore authenticated and delivered to Noteholders (other than (1) Notes which have been destroyed, lost or stolen and which have been paid as provided in Section 2.05 hereof and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.03(c) hereof) have been delivered to the Indenture Trustee for cancellation upon payment and discharge of the entire indebtedness on such Notes; or

(B)    the final installments of principal on all such Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, or (2) will become due and payable at their Stated Maturity Date, as applicable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity Date upon the delivery of such Notes to the Indenture Trustee for cancellation; or
(C)    in the event of an Optional Redemption pursuant to Article IX, the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose of early repayment of the Notes, an amount sufficient to pay and discharge the entire indebtedness on such Notes upon the delivery of such Notes to the Indenture Trustee for cancellation;
(ii)    the Issuer and the Servicer have paid or caused to be paid all other sums payable hereunder by the Issuer and the Servicer to the Indenture Trustee for the benefit of the Noteholders and the Indenture Trustee, including proceeds of the Texas Tax Lien Assets pursuant to Section 3.03 hereof;
(iii)    the funds held in trust by the Indenture Trustee pursuant to Sections 10.01(a)(i) and (ii) hereof for the purpose of paying and discharging the entire indebtedness on the Notes have been applied to such purpose and the rights of all of the Noteholders to receive payments from the Issuer have terminated;
(iv)    following the completion of the actions provided in Sections 10.01(a)(i), (ii) and (iii) hereof, the Indenture Trustee has delivered to the Issuer all cash, securities and other property held by it as part of the Trust Estate; and
(v)    the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
(b)    Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 6.06 hereof and, if money shall have been deposited with the Indenture Trustee pursuant to Section 10.01(a)(i) hereof, the obligations of the Indenture Trustee under Section 10.02 hereof and Section 7.03(c) hereof shall survive.
Section 10.02    Application of Trust Money. Subject to the provisions of Section 7.03(c) hereof, all money deposited with the Indenture Trustee pursuant to Sections 10.01 and 7.03 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

Section 10.03    Trust Termination Date. The Trust Estate created by this Indenture shall be deemed to have terminated on the date that the Indenture Trustee executes and delivers to the Issuer and the Owner Trustee an instrument acknowledging satisfaction and discharge of this Indenture.

ARTICLE XI
REPRESENTATIONS AND WARRANTIES
Section 11.01    Representations and Warranties of the Issuer. The Issuer represents and warrants to the Indenture Trustee and the Noteholders, as of the Closing Date, as follows:
(a)    The Issuer is a Delaware statutory trust duly created and validly existing under the laws governing its creation. The Issuer has taken all necessary action to authorize the execution, delivery and performance of this Indenture by it and has the power and authority to execute, deliver and perform this Indenture and all the transactions contemplated thereby, including, but not limited to, the power and authority to Grant the Texas Tax Liens and the other property granted to the Indenture Trustee hereunder in accordance herewith;
(b)    Assuming the due authorization, execution and delivery of this Indenture by each other party thereto, this Indenture and all of the obligations of the Issuer thereunder are the legal, valid and binding obligations of the Issuer, enforceable in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c)    The execution and delivery of this Indenture and the performance of its obligations thereunder by the Issuer will not conflict with any provision of any law or regulation to which the Issuer is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of this Indenture, any other Transaction Document or any other agreement or instrument to which the Issuer is a party or by which it is bound, or any order or decree applicable to the Issuer, in each case in any material respect, or result in the creation or imposition of any lien on any of the Issuer’s assets or property (other than pursuant to the Indenture). No consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required for the execution, delivery and performance by the Issuer of this Indenture;
(d)    There is no action, suit or proceeding pending or, to the knowledge of the Issuer, overtly threatened against the Issuer in any court or by or before any other governmental agency or instrumentality which, if adversely determined, would materially adversely affect the transactions contemplated by this Indenture and the other Transaction Documents;
(e)    This Indenture creates a valid and continuing security interest in the Trust Estate in favor of the Indenture Trustee, which security interest or lien is prior to all other liens created by the Issuer;

(f)    (i) Other than the security interest granted by the Issuer to the Indenture Trustee hereunder, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any portion of the Trust Estate. The Issuer has not authorized the filing of, nor is the Issuer aware of, any financing statement against the Seller, the Depositor or the Issuer that includes a description of collateral covering any portion of the Trust Estate other than (i) the financing statements prepared in connection herewith and the other Transaction Documents or (ii) financing statements that have been terminated; and
(g)    The Issuer is not aware of any judgment or tax lien filings against the Depositor or the Issuer.
Section 11.02    Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby represents and warrants as of the Closing Date, the following:
(a)    The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.
(b)    The execution and delivery of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party, and the performance and compliance with the terms of this Indenture and the other Transaction Documents to which the Indenture Trustee is a party by the Indenture Trustee, will not violate the Indenture Trustee’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.
(c)    Except to the extent that the laws of certain jurisdictions in which any part of the Trust Estate may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated herein, the Indenture Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.
(d)    This Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
(e)    The Indenture Trustee is not in violation of, and its execution and delivery of this Indenture and the other Transaction Documents to which either is a party and its performance and compliance with the terms of this Indenture and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Indenture Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Indenture Trustee to perform its obligations under any Transaction Document to which it is a party.
(f)    No litigation is pending or, to the best of the Indenture Trustee’s knowledge, threatened against the Indenture Trustee that, if determined adversely to the Indenture Trustee, would prohibit the Indenture Trustee from entering into any Transaction Document to which it is a party or, in the Indenture Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Indenture Trustee to perform its obligations under any Transaction Document to which it is a party.
(g)    Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Indenture Trustee of or compliance by the Indenture Trustee with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents has been obtained and is effective.

ARTICLE XII

MISCELLANEOUS
Section 12.01    Officer’s Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Issuer to the Indenture Trustee to take any action under this Indenture, the Issuer shall furnish to the Indenture Trustee:
(a)    an Officer’s Certificate (which shall include the statements set forth in Section 12.02 hereof) stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel (which shall include the statements set forth in Section 12.02 hereof) stating that, in the opinion of such counsel, any such conditions precedent have been complied with.
Section 12.02    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 12.03    Notices. (a) All communications, instructions, directions and notices to the parties thereto shall be (i) in writing (which may be by facsimile transmission or electronically), (ii) effective when received and (iii) if not via facsimile transmission or in electronic form, delivered or mailed first class mail, postage prepaid to it at the following address:
If to the Issuer:
PFS Tax Lien Trust 2014-1
c/o Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: Assistant Vice President
Facsimile Number: (302) 636-5137
Telephone Number: (302) 636-4140
If to the Indenture Trustee:
Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Agency & Trust – PFS Tax Lien 2014-1
Facsimile Number: (212) 816-5527
Telephone Number: (713) 693- 6677
If to the Rating Agencies:
Standard & Poor’s Ratings Services,
a Standard & Poor’s Financial Services LLC business
55 Water Street, 41st Floor
New York, New York 10041-0003
Attention: ABS Surveillance
Email Address: servicer_reports@standardpoors.com
Kroll Bond Rating Agency
845 Third Avenue, Fourth Floor
New York, New York
Attention: ABS Surveillance
Email: abssurveillance@krollbondratings.com

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.
(b)    All communications and notices pursuant hereto to a Noteholder shall be in writing and delivered or mailed by first class mail, postage prepaid or by overnight courier at the address shown in the Note Register. Any notice shall be deemed to have been duly given to the Note Owners sent to Clearstream and Euroclear and shall be deemed to be given on the date on which it was so sent. Any notice to the Holders of Definitive Notes shall be validly given if sent to the address indicated for such Holder in the Note Register. The Indenture Trustee agrees to deliver, make available on its website described in Section 3.04 above or mail to each Noteholder upon receipt, all notices and reports that the Indenture Trustee may receive hereunder and under any Transaction Documents.
Section 12.04    No Proceedings. The Noteholders and the Indenture Trustee each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Issuer or the Trust Estate any proceeding of the type referred to in Section 5.01(f) hereof so long as there shall not have elapsed one year plus one day since the Stated Maturity Date.
Section 12.05    Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related document. Notwithstanding the foregoing, Wilmington Trust, National Association shall not be relieved of any of its duties and obligations under the Trust Agreement.
Section 12.06    Entire Agreement. This Indenture contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
Section 12.07    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Holders thereof.
Section 12.08    Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PFS TAX LIEN TRUST 2014-1, as Issuer By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee
By: /s/ Dorri Costello Name: Dorri Costello Title: Assistant Vice President
CITIBANK, N.A., as Indenture Trustee
By: /s/ Jacqueline Suarez Name: Jacqueline Suarez Title: Vice President

EXHIBIT A
FORM OF NOTES

SERIES 2014-1 NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT AS PERMITTED BY THIS LEGEND. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT (A) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) THAT IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, WHOM IT HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, PROVIDED THAT SUCH PURCHASER DELIVERS ALL DOCUMENTS AND CERTIFICATIONS AS THE ISSUER OR THE TRUSTEE MAY REASONABLY REQUIRE; (B) TO A PERSON THAT IS A QUALIFIED PURCHASER THAT IS A QUALIFIED NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (C) TO THE ISSUER OR THE DEPOSITOR, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. IN ADDITION, THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT IN A TRANSACTION THAT DOES NOT CAUSE THE ISSUER OR THE COLLATERAL TO BE REQUIRED TO REGISTER UNDER THE 1940 ACT. FURTHER, THE NOTES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.
EACH TRANSFEREE OF A NOTE WILL BE DEEMED TO REPRESENT AT TIME OF TRANSFER THAT SUCH TRANSFEREE IS EITHER (A) A QUALIFIED INSTITUTIONAL BUYER OR (B) A NON-U.S. PERSON AS DEFINED IN REGULATION S AND (I) THAT IT IS A QUALIFIED PURCHASER, (II) THAT IT IS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE NOTES, UNLESS ALL OF ITS BENEFICIAL OWNERS ARE QUALIFIED PURCHASERS, (III) THAT IT IS NOT A DEALER DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A UNLESS SUCH TRANSFEREE OWNS AND INVESTS ON A DISCRETIONARY BASIS AT LEAST U.S. $25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF SUCH DEALER, (IV) THAT IT IS NOT A PLAN REFERRED TO

IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH PLAN, UNLESS INVESTMENT DECISIONS ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (V) THAT IT IS NOT A CORPORATION, PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN IN WHICH THE SHAREHOLDERS, EQUITY OWNERS, PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (VI) IF FORMED ON OR BEFORE APRIL 30, 1996, THAT IT IS NOT AN INVESTMENT COMPANY THAT RELIES ON THE EXCLUSION FROM THE DEFINITION OF “INVESTMENT COMPANY” PROVIDED BY SECTION 3(c)(1) or 3(c)(7) OF THE 1940 ACT (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(7) WITH RESPECT TO THOSE OF ITS HOLDERS THAT ARE U.S. PERSONS), UNLESS, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER, IT HAS, IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER, RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS THAT ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, (VII) THAT IT AND EACH ACCOUNT FOR WHICH IT IS PURCHASING IS PURCHASING NOTES IN AT LEAST THE MINIMUM DENOMINATION AND (VIII) THAT IT WILL PROVIDE WRITTEN NOTICE OF THE FOREGOING AND ANY OTHER APPLICABLE TRANSFER RESTRICTION TO SUBSEQUENT TRANSFEREES.
ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE NULL AND VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY.
THE ISSUER MAY REQUIRE ANY HOLDER OF THIS NOTE THAT IS A “U.S. PERSON” AS DEFINED IN REGULATION S OR A HOLDER WHO WAS SOLD THIS NOTE IN THE UNITED STATES WHO IN EITHER CASE IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION OF THIS NOTE TO SELL THIS NOTE TO A PERSON THAT IS (I) BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (II) A QUALIFIED PURCHASER THAT IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S.
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS NOTE IS

PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR THE NOTE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE (AND INTERESTS THEREIN) ARE ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERENCED BELOW. THE PRINCIPAL AMOUNT OUTSTANDING OF THIS NOTE WILL NOT EXCEED THE PRINCIPAL AMOUNT SHOWN ON THE FACE HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

PFS TAX LIEN TRUST 2014-1
TEXAS TAX LIEN COLLATERALIZED NOTES, SERIES 2014-1
RULE 144A GLOBAL NOTE
Note Rate: 1.44%
Initial Payment Date: June 16, 2014
Stated Maturity: May 15, 2029
Initial Note Balance: $[        ]
Note No: 1
CUSIP No: 69340F AA8
ISIN No: US69340FAA84

FOR VALUE RECEIVED, PFS Tax Lien Trust 2014-1, a Delaware statutory trust (the “Issuer”) hereby promises to pay to Cede & Co. (the “Holder”) or its assigns, the principal sum of [___________] Dollars ($[_____]) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Indenture, dated as of May 6, 2014 (the “Indenture”), between the Issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”), and to pay on each Payment Date interest (computed on the basis of a 360-day year of twelve 30-day months) at the applicable Note Rate on the Outstanding Note Balance of this Texas Tax Lien Collateralized Note, Series 2014-1 (this “Series 2014-1 Note”) until paid in full. The Outstanding Note Balance of this Series 2014-1 Note shall be due and payable on the Stated Maturity Date. The term “Issuer” as used in this Note includes any successor to the Issuer permitted under the Indenture. Capitalized terms used but not defined herein shall have the meanings given them in the “Standard Definitions” attached as Annex A to the Indenture.
By its holding of this Series 2014-1 Note, the Holder shall be deemed to accept the terms of the Indenture and agree to be bound thereby.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to herein by manual signature, this Series 2014-1 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
This Series 2014-1 Note is one of a duly authorized issue of notes of the Issuer designated as its “Series 2014-1 Note” and issued under the Indenture.
This Series 2014-1 Note is secured by the pledge to the Indenture Trustee under the Indenture of the Trust Estate and recourse is limited to the extent set forth in the Indenture. The amounts owed under this Series 2014-1 Note shall not include any recourse to the Indenture Trustee or any affiliates thereof.
If certain Events of Default under the Indenture have been declared or occur, the Outstanding Note Balance of the Series 2014-1 Notes, together with any accrued and unpaid interest thereon, may be declared immediately due and payable or payments of principal may be accelerated in the manner and with the effect provided in the Indenture. Notice of such declaration will be given in writing to Holders of the Series 2014-1 Notes, as their names and addresses appear in the Note Register, as provided in the Indenture. Subject to the terms of the Indenture, upon payment of such principal amount together with all accrued interest, the obligations of the Issuer with respect to the payment of principal and interest on this Series 2014-1 Note shall terminate.
The Indenture permits the Issuer and the Indenture Trustee in certain circumstances to amend the Indenture without the consent of the Holders. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Series 2014-1 Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of such Holders of the percentages specified in the Indenture at the time of Notes Outstanding. The Indenture also contains provisions permitting such Holders of specified percentages of Notes Outstanding on behalf of all Holders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series 2014-1 Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series 2014-1 Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series 2014-1 Note.
Each Series 2014-1 Note may be issued only in registered form and only in minimum denominations of at least $100,000 and integral multiples of $1,000 in excess thereof; provided that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.04 of the Indenture of any Series 2014-1 Note having a remaining Outstanding Note Balance of other than an integral multiple of $1,000, or the issuance of a single Series 2014-1 Note with a denomination less than $100,000. The Holder of this Series 2014-1 Note is deemed to acknowledge that the Series 2014-1 Note may be purchased and transferred only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and that this Series 2014-1 Note (or any beneficial interests herein) may not be transferred in an amount less than such authorized denominations or which would result in the Holder of this Series 2014-1 Note having a beneficial interest below such authorized denominations.
The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Series 2014-1 Note is registered (i) on any Record Date, for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Series 2014-1 Note may be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
No transfer of this Series 2014-1 Note or any interest herein may be made unless that transfer is made in accordance with the provisions of Section 2.04 of the Indenture. For so long as this Series 2014-1 Note is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Series 2014-1 Note shall be made through the book-entry facilities of DTC.

The Indenture and this Series 2014-1 Note shall be deemed to be contracts made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.
Section 12.05 of the Indenture is incorporated herein by reference.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the manual signature of its duly Authorized Officer.
Dated:

PFS TAX LIEN TRUST 2014-1 By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee By: Name: Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Series 2014-1 Notes referred to in the within mentioned Indenture.
Dated:

CITIBANK, N.A., as Indenture Trustee By: Name: Title:

SERIES 2014-1 NOTE
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT AS PERMITTED BY THIS LEGEND. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT (A) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) THAT IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, WHOM IT HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, PROVIDED THAT SUCH PURCHASER DELIVERS ALL DOCUMENTS AND CERTIFICATIONS AS THE ISSUER OR THE TRUSTEE MAY REASONABLY REQUIRE; (B) TO A PERSON THAT IS A QUALIFIED PURCHASER THAT IS A QUALIFIED NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (C) TO THE ISSUER OR THE DEPOSITOR, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. IN ADDITION, THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT IN A TRANSACTION THAT DOES NOT CAUSE THE ISSUER OR THE COLLATERAL TO BE REQUIRED TO REGISTER UNDER THE 1940 ACT. FURTHER, THE NOTES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.
EACH TRANSFEREE OF A NOTE WILL BE DEEMED TO REPRESENT AT TIME OF TRANSFER THAT SUCH TRANSFEREE IS EITHER (A) A QUALIFIED INSTITUTIONAL BUYER OR (B) A NON-U.S. PERSON AS DEFINED IN REGULATION S AND (I) THAT IT IS A QUALIFIED PURCHASER, (II) THAT IT IS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE NOTES, UNLESS ALL OF ITS BENEFICIAL OWNERS ARE QUALIFIED PURCHASERS, (III) THAT IT IS NOT A DEALER DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A UNLESS SUCH TRANSFEREE OWNS AND INVESTS ON A DISCRETIONARY BASIS AT LEAST U.S. $25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF SUCH DEALER, (IV) THAT IT IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH PLAN,

UNLESS INVESTMENT DECISIONS ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (V) THAT IT IS NOT A CORPORATION, PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN IN WHICH THE SHAREHOLDERS, EQUITY OWNERS, PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (VI) IF FORMED ON OR BEFORE APRIL 30, 1996, THAT IT IS NOT AN INVESTMENT COMPANY THAT RELIES ON THE EXCLUSION FROM THE DEFINITION OF “INVESTMENT COMPANY” PROVIDED BY SECTION 3(c)(1) or 3(c)(7) OF THE 1940 ACT (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(7) WITH RESPECT TO THOSE OF ITS HOLDERS THAT ARE U.S. PERSONS), UNLESS, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER, IT HAS, IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER, RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS THAT ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, (VII) THAT IT AND EACH ACCOUNT FOR WHICH IT IS PURCHASING IS PURCHASING NOTES IN AT LEAST THE MINIMUM DENOMINATION AND (VIII) THAT IT WILL PROVIDE WRITTEN NOTICE OF THE FOREGOING AND ANY OTHER APPLICABLE TRANSFER RESTRICTION TO SUBSEQUENT TRANSFEREES.
ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE NULL AND VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY.
[THE ISSUER MAY REQUIRE ANY HOLDER OF THIS NOTE THAT IS A “U.S. PERSON” AS DEFINED IN REGULATION S, THAT IS NOT A QUALIFIED PURCHASER OR THAT WAS SOLD THIS NOTE IN THE UNITED STATES, AT EACH CASE AT THE TIME OF ACQUISITION OF THIS NOTE, TO SELL THIS NOTE TO A PERSON THAT IS (I) BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (II) A QUALIFIED PURCHASER THAT IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S.][INCLUDE FOR REGULATION S TEMPORARY GLOBAL NOTE]
[UNTIL 40 DAYS AFTER THE INITIAL PURCHASERS NOTIFY THE ISSUER THAT THE RESALE OF THE NOTES HAS BEEN COMPLETED (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS A QUALIFIED PURCHASER, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A QUALIFIED PURCHASER AND IN COMPLIANCE WITH THE

SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (II) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.][INCLUDE FOR REGULATION S TEMPORARY GLOBAL NOTE]
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR THE NOTE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE (AND INTERESTS THEREIN) ARE ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERENCED BELOW. THE PRINCIPAL AMOUNT OUTSTANDING OF THIS NOTE WILL NOT EXCEED THE PRINCIPAL AMOUNT SHOWN ON THE FACE HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

PFS TAX LIEN TRUST 2014-1
TEXAS TAX LIEN COLLATERALIZED NOTES, SERIES 2014-1
[TEMPORARY] REGULATION S GLOBAL NOTE
Note Rate: 1.44%
Initial Payment Date: June 16,, 2014
Stated Maturity: May 15, 2029
Initial Note Balance: $[_________]
Note No: 1
CUSIP No: U7170F AA0
ISIN No: USU7170FAA04
FOR VALUE RECEIVED, PFS Tax Lien Trust 2014-1, a Delaware statutory trust (the “Issuer”) hereby promises to pay to Cede & Co. (the “Holder”) or its assigns, the principal sum of [___________] Dollars ($[_____]) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Indenture, dated as of May 6, 2014 (the “Indenture”), between the Issuer and Citibank, N.A., as indenture trustee (the “Indenture Trustee”), and to pay on each Payment Date interest (computed on the basis of a 360-day year of twelve 30-day months) at the applicable Note Rate on the Outstanding Note Balance of this Texas Tax Lien Collateralized Note, Series 2014-1 (this “Series 2014-1 Note”) until paid in full. The Outstanding Note Balance of this Series 2014-1 Note shall be due and payable on the Stated Maturity Date. The term “Issuer” as used in this Note includes any successor to the Issuer permitted under the Indenture. Capitalized terms used but not defined herein shall have the meanings given them in the “Standard Definitions” attached as Annex A to the Indenture.
By its holding of this Series 2014-1 Note, the Holder shall be deemed to accept the terms of the Indenture and agree to be bound thereby.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to herein by manual signature, this Series 2014-1 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
This Series 2014-1 Note is one of a duly authorized issue of notes of the Issuer designated as its “Series 2014-1 Note” and issued under the Indenture.
This Series 2014-1 Note is secured by the pledge to the Indenture Trustee under the Indenture of the Trust Estate and recourse is limited to the extent set forth in the Indenture. The amounts owed under this Series 2014-1 Note shall not include any recourse to the Indenture Trustee or any affiliates thereof.
If certain Events of Default under the Indenture have been declared or occur, the Outstanding Note Balance of the Series 2014-1 Notes, together with any accrued and unpaid interest thereon, may be declared immediately due and payable or payments of principal may be accelerated in the manner and with the effect provided in the Indenture. Notice of such declaration will be given in writing to Holders of the Series 2014-1 Notes, as their names and addresses appear in the

Note Register, as provided in the Indenture. Subject to the terms of the Indenture, upon payment of such principal amount together with all accrued interest, the obligations of the Issuer with respect to the payment of principal and interest on this Series 2014-1 Note shall terminate.
The Indenture permits the Issuer and the Indenture Trustee in certain circumstances to amend the Indenture without the consent of the Holders. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Series 2014-1 Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of such Holders of the percentages specified in the Indenture at the time of Notes Outstanding. The Indenture also contains provisions permitting such Holders of specified percentages of Notes Outstanding on behalf of all Holders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series 2014-1 Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series 2014-1 Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series 2014-1 Note.
Each Series 2014-1 Note may be issued only in registered form and only in minimum denominations of at least $100,000 and integral multiples of $1,000 in excess thereof; provided that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.04 of the Indenture of any Series 2014-1 Note having a remaining Outstanding Note Balance of other than an integral multiple of $1,000, or the issuance of a single Series 2014-1 Note with a denomination less than $100,000. The Holder of this Series 2014-1 Note is deemed to acknowledge that the Series 2014-1 Note may be purchased and transferred only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and that this Series 2014-1 Note (or any beneficial interests herein) may not be transferred in an amount less than such authorized denominations or which would result in the Holder of this Series 2014-1 Note having a beneficial interest below such authorized denominations.
The Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Series 2014-1 Note is registered (i) on any Record Date, for purposes of making payments, and (ii) on any other date for any other purpose, as the owner hereof, whether or not this Series 2014-1 Note may be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.
No transfer of this Series 2014-1 Note or any interest herein may be made unless that transfer is made in accordance with the provisions of Section 2.04 of the Indenture. For so long as this Series 2014-1 Note is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Series 2014-1 Note shall be made through the book-entry facilities of DTC.
[On or after the 40th day after the later of the Closing Date and the commencement of the offering of the Notes, interests in this Temporary Regulation S Global Note may be exchanged (free of charge) for interests in a permanent Regulation S Global Note.][Include for Temporary Regulation S Global Note]

The Indenture and this Series 2014-1 Note shall be deemed to be contracts made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.
Section 12.05 of the Indenture is incorporated herein by reference.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the manual signature of its duly Authorized Officer.
Dated:

PFS TAX LIEN TRUST 2014-1 By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee By: Name: Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Series 2014-1 Notes referred to in the within mentioned Indenture.
Dated:

CITIBANK, N.A., as Indenture Trustee By: Name: Title:

EXHIBIT B
FORM OF INVESTOR REPRESENTATION LETTER
PFS TAX LIEN TRUST 2014-1
Texas Tax Lien Collateralized Notes, Series 2014-1
PFS Tax Lien Trust 2014-1
c/o Wilmington Trust, National Association, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention; Assistant Vice President
Citibank, N.A., as Indenture Trustee
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Agency & Trust – PFS Tax Lien 2014-1

Ladies and Gentlemen:
______________________ (the “Investor”) hereby represents and warrants to you in connection with its purchase of $_________ in principal amount of the above-captioned notes (the “Notes”) as follows:

(1)
Reference is made to the Offering Memorandum, dated April 29, 2014 (the “Memorandum”), related to the Notes. By accepting the Memorandum, the Investor acknowledges its express oral agreement with the Issuer and the Initial Purchasers to maintain in confidence the Memorandum and the information contained therein which may include information that constitutes material non-public information and understands that the Issuer and the Initial Purchasers have caused the Memorandum to be delivered to the Investor in reliance upon its agreement to maintain such confidentiality.

(2)
The Investor represents that it is purchasing the Notes for its own account or an account with respect to which it exercises sole investment discretion, for investment purposes only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Securities Act or any applicable state securities laws, and that it or the holder of such account either (A) (X) (i) is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”), (ii) is aware that the sale of the Notes to it is being made in reliance on Rule 144A, (iii) is acquiring such Notes for its own account or for the account of a Qualified Institutional Buyer, and neither it nor any such account is a dealer described in paragraph (a)(1)(ii) of Rule 144A, unless it, or such account, as applicable, owns and invests, on a discretionary basis, at least $25,000,000 in securities of issuers that are not affiliated Persons of the dealer; and (iv) is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan, and (Y) is a qualified purchaser within the meaning of Section 2(A)(51) of the Investment Company Act (a “Qualified Purchaser”) or (B) (X) is a foreign purchaser (a “Qualified Non-U.S. Person”) that was outside the United States at the time the buy order for such Notes was originated (or a foreign purchaser that is a dealer or other professional fiduciary in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) and was not purchasing for the account or benefit of a U.S. Person and (Y) is a Qualified Purchaser, and in either case is not formed for the purpose of investing in the Notes, unless all of its beneficial owners are Qualified Purchasers.

(3)
The Investor represents that (A) it is not a corporation, partnership, common trust fund, special trust, pension fund or retirement plan in which the shareholders, equity owners, partners, beneficiaries, beneficial owners or participants, as applicable, may designate the particular investments to be made, (B) that if formed on or before April 30, 1996, it is not an investment company that relies on the exclusion from the definition of “investment company” provided by 3(c)(1) or 3(c)(7) of the 1940 Act (or a foreign investment company under Section 7(d) thereof, relying on Section 3(c)(7) with respect to those of its holders that are U.S. persons), unless, with respect to its treatment as a qualified purchaser, it has, in the manner required by Section 2(a)(51)(c) of the 1940 Act and the rules and regulations thereunder, received the consent of its beneficial owners that acquired their interests on or before April 30, 1996, and (c) that it and each account for which it is purchasing is purchasing notes in at least the minimum denomination.

(4)
The Investor understands that the Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act. The Investor understands that the Notes have not been and will not be registered under the Securities Act or any applicable securities laws of any state of the United States and may not be offered, sold, pledged or otherwise transferred except (X) (i) to a Person that is a Qualified Purchaser that it reasonably believes is a Qualified Institutional Buyer purchasing for its own account or the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (ii) to a Person that is a Qualified Purchaser that is a Qualified Non-U.S. Person in compliance with Rule 903 or 904 under the Securities Act; (iii) to the Issuer or the Depositor, or (iv) only with respect to transfers of Notes held by Noteholders in certificated form, in a transaction otherwise exempt from the registration requirements of the Securities Act and the applicable securities laws of any state of the United States and any other jurisdiction, and in accordance with the Indenture and any applicable securities laws of any state of the United States and any other relevant jurisdiction, in which case the Indenture Trustee will require that both the prospective transferor and the prospective transferee to certify to the Indenture Trustee and the Issuer in writing the facts surrounding such transfer, which certification will be substantially in the form set forth in the Indenture and, if requested by the Issuer or the Indenture Trustee, accompanied by an opinion of counsel (which will be at the expense of the parties submitting such certification), and (Y) in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and that the Notes will bear a legend to the foregoing effect.

(5)
The Investor agrees that it will give each subsequent investor to which it transfers any Notes notice of any restrictions on transfer of the Notes. It further agrees that it will not sell or otherwise transfer any of the Notes except in compliance with the provisions hereof and of the Indenture. It has not and will not, nor has it or will it authorize any person to, take any action that would constitute a “distribution” of the Notes under the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto.

(6)
The Investor understands that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the Investor agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act.

(7)
The Investor and each transferee of the Notes by its acquisition of the Notes, shall be deemed to have represented and agreed that either (i) it is not acquiring the Notes for or on behalf of or with the assets of, and will not transfer the Notes to, any employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in such entity, or any plan that is subject to any similar provison of federal, state or local law (“Similar Law”) or (ii) the acquisition, holding or disposition of the Notes will not cause or result in a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory, regulatory or administrative exemption is unavailable or be a violation of Similar Law. An investor and transferee described in the preceding clauses is further deemed to represent and agree that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, the Depositor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or the Initial Purchasers, or by any affiliate of any such person.

(8)	The Notes will bear a legend to the following effect, unless the Issuer determines otherwise consistent with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS IN THE UNITED STATES OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT AS PERMITTED BY THIS LEGEND. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND EXCEPT (A) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT IS A “QUALIFIED

PURCHASER” WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”) THAT IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, WHOM IT HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, PROVIDED THAT SUCH PURCHASER DELIVERS ALL DOCUMENTS AND CERTIFICATIONS AS THE ISSUER OR THE TRUSTEE MAY REASONABLY REQUIRE; (B) TO A PERSON THAT IS A QUALIFIED PURCHASER THAT IS A QUALIFIED NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (C) TO THE ISSUER OR THE DEPOSITOR, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. IN ADDITION, THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT WILL NOT REOFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT IN A TRANSACTION THAT DOES NOT CAUSE THE ISSUER OR THE COLLATERAL TO BE REQUIRED TO REGISTER UNDER THE 1940 ACT. FURTHER, THE NOTES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE.

EACH TRANSFEREE OF A NOTE WILL BE DEEMED TO REPRESENT AT TIME OF TRANSFER THAT SUCH TRANSFEREE IS EITHER (A) A QUALIFIED INSTITUTIONAL BUYER OR (B) A NON-U.S. PERSON AS DEFINED IN REGULATION S AND (I) THAT IT IS A QUALIFIED PURCHASER, (II) THAT IT IS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE NOTES, UNLESS ALL OF ITS BENEFICIAL OWNERS ARE QUALIFIED PURCHASERS, (III) THAT IT IS NOT A DEALER DESCRIBED IN PARAGRAPH (a)(1)(ii) OF RULE 144A UNLESS SUCH TRANSFEREE OWNS AND INVESTS ON A DISCRETIONARY BASIS AT LEAST U.S. $25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF SUCH DEALER, (IV) THAT IT IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH PLAN, UNLESS INVESTMENT DECISIONS ARE MADE SOLELY BY THE FIDUCIARY, TRUSTEE OR SPONSOR OF SUCH PLAN, (V) THAT IT IS NOT A CORPORATION, PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN IN WHICH THE SHAREHOLDERS, EQUITY OWNERS, PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR

INVESTMENTS TO BE MADE, (VI) IF FORMED ON OR BEFORE APRIL 30, 1996, THAT IT IS NOT AN INVESTMENT COMPANY THAT RELIES ON THE EXCLUSION FROM THE DEFINITION OF “INVESTMENT COMPANY” PROVIDED BY SECTION 3(c)(1) or 3(c)(7) OF THE 1940 ACT (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(7) WITH RESPECT TO THOSE OF ITS HOLDERS THAT ARE U.S. PERSONS), UNLESS, WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER, IT HAS, IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER, RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS THAT ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, (VII) THAT IT AND EACH ACCOUNT FOR WHICH IT IS PURCHASING IS PURCHASING NOTES IN AT LEAST THE MINIMUM DENOMINATION AND (VIII) THAT IT WILL PROVIDE WRITTEN NOTICE OF THE FOREGOING AND ANY OTHER APPLICABLE TRANSFER RESTRICTION TO SUBSEQUENT TRANSFEREES.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE NULL AND VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY.

The certificates evidencing the Notes that are Rule 144A Global Notes will also bear legends substantially to the following effect unless the Issuer determines otherwise in compliance with applicable law:

THE ISSUER MAY REQUIRE ANY HOLDER OF THIS NOTE THAT IS A “U.S. PERSON” AS DEFINED IN REGULATION S OR A HOLDER WHO WAS SOLD THIS NOTE IN THE UNITED STATES WHO IN EITHER CASE IS DETERMINED NOT TO HAVE BEEN BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER AT THE TIME OF ACQUISITION OF THIS NOTE TO SELL THIS NOTE TO A PERSON THAT IS (I) BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (II) A QUALIFIED PURCHASER THAT IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S.

The certificates evidencing the Notes that are Regulation S Temporary Global Notes will also bear legends substantially to the following effect unless the Issuer otherwise determine otherwise in compliance with applicable law:

THE ISSUER MAY REQUIRE ANY HOLDER OF THIS NOTE THAT IS A “U.S. PERSON” AS DEFINED IN REGULATION S, THAT IS NOT A QUALIFIED PURCHASER OR THAT WAS SOLD THIS NOTE IN THE UNITED STATES, AT EACH CASE AT THE TIME OF ACQUISITION OF THIS NOTE, TO SELL THIS NOTE TO A PERSON THAT IS (I) BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (II) A QUALIFIED PURCHASER THAT IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S.

UNTIL 40 DAYS AFTER THE INITIAL PURCHASERS NOTIFY THE ISSUER THAT THE RESALE OF THE NOTES HAS BEEN COMPLETED (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS A QUALIFIED PURCHASER, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A QUALIFIED PURCHASER AND IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (II) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.

Each Global Note will bear a legend substantially to the following effect unless the Issuer otherwise determines otherwise in compliance with applicable law:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR THE NOTE REGISTRAR,

AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE (AND INTERESTS THEREIN) ARE ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERENCED BELOW. THE PRINCIPAL AMOUNT OUTSTANDING OF THIS NOTE WILL NOT EXCEED THE PRINCIPAL AMOUNT SHOWN ON THE FACE HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.
Executed at _________________________, _________________________, this ___ day of _____________________, 20__.

Purchaser’s Signature Purchaser’s Name and Title (Print) Address of Purchaser Purchaser’s Taxpayer Identification or Social Security Number

EXHIBIT C
FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
FROM RULE 144A GLOBAL NOTE TO REGULATION S
GLOBAL NOTE DURING RESTRICTED PERIOD
Citibank, N.A., as Indenture Trustee
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Agency & Trust – PFS Tax Lien 2014-1

Re:	PFS Tax Lien Trust 2014-1; Transfer of Series 2014-1 Note
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of May 6, 2014 (the “Indenture”), between PFS Tax Lien Trust 2014-1 (the “Issuer”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to US $[__] aggregate Outstanding Note Balance of Notes (the “Notes”) which are held in the form of the Rule 144A Global Note (CUSIP No 69340F AA8) with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest for a like amount of beneficial interest in the Regulation S Global Note (CUSIP No. U7170F AA0) to be held with [Euroclear] [Clearstream]* (Common Code No. ___________) through the Depository.
In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)	the offer of the Notes was not made to a person in the United States,

(2)
[at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [(the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],**

(3)	the transferee is not a U.S. Person within the meaning of Rule 902(k) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

C - 1

(4)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

(5)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

(6)	upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].***
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Indenture Trustee.

[Insert Name of Transferor] By: Name: Title:
Dated:

C - 2

EXHIBIT D
FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
FROM RULE 144A GLOBAL NOTE TO REGULATION S
GLOBAL NOTE AFTER RESTRICTED PERIOD
Citibank, N.A., as Indenture Trustee
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Agency & Trust – PFS Tax Lien 2014-1

Re:	PFS Tax Lien Trust 2014-1; Transfer of Series 2014-1 Note
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of May 6, 2014 (the “Indenture”), between PFS Tax Lien Trust 2014-1 (the “Issuer”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to US $[__] aggregate Outstanding Note Balance of Notes (the “Notes”) which are held in the form of the Rule 144A Global Note (CUSIP No. 69340F AA8) with the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest for a like amount of beneficial interest in the Regulation S Global Note (CUSIP No. U7170F AA0) to be held with [Euroclear] [Clearstream]* (Common Code No. ___________) through the Depository.
In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and,
(i)    with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:
(1)    the offer of the Notes was not made to a person in the United States;
(2)    [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];**
(3)    the transferee is not a U.S. Person within the meaning of Rule 902(k) of Regulation S nor a Person acting for the account or benefit of a U.S. Person;

D - 1

(4)    no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and
(5)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or
(ii)    with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Notes that are being transferred are not “restricted securities” as defined in Rule 144 under the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Indenture Trustee.

[Insert Name of Transferor] By: Name: Title:
Dated:

D - 2

EXHIBIT E
[RESERVED]

E - 1

EXHIBIT F
FORM OF TRANSFER CERTIFICATE FOR REGULATION S
GLOBAL CERTIFICATE DURING RESTRICTED PERIOD
Citibank, N.A., as Indenture Trustee
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Agency & Trust – PFS Tax Lien 2014-1

Re:	PFS Tax Lien Trust 2014-1; Transfer of Series 2014-1 Note
Ladies and Gentlemen:
This certificate is delivered pursuant to Section 2.04 of the Indenture, dated as of May 6, 2014 (the “Indenture”), PFS Tax Lien Trust 2014-1 (the “Issuer”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”) in connection with the transfer by _______________ of a beneficial interest of $__________ Outstanding Note Balance in a Regulation S Global Note during the Restricted Period to the undersigned (the “Transferee”). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Global Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with such transfer, the Transferee does hereby certify that it is not a “U.S. Person” (within the meaning of Rule 902(k) of Regulation S under the Securities Act of 1933, as amended), nor a Person acting for the account or benefit of a U.S. Person. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Indenture Trustee.

Dated:	[Insert Name of Transferor] By: Name: Title:

F - 1

EXHIBIT G
FORM OF SUBSEQUENT TEXAS TAX LIEN NOTICE

[Date]
Citibank, N.A., as Indenture Trustee
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Agency & Trust – PFS Tax Lien 2014-1

Ladies and Gentlemen:
Pursuant to and in accordance with Section 4.07 of that certain Indenture dated as of May 6, 2014 (the “Indenture”), between PFS Tax Lien Trust 2014-1, as issuer (the “Issuer”), and Citibank, N.A., as indenture trustee, the undersigned, as Servicer, hereby notifies you as follows (capitalized terms not otherwise defined herein shall have the meaning assigned such terms in the Standard Definitions attached as Annex A to the Indenture):

(a)
the number and aggregate Redemptive Value of Subsequent Texas Tax Liens to be originated by the Seller and transferred to the Issuer on [insert date of Transfer Date] is [__] and [$____] respectively; and

(b)	the aggregate amount to be withdrawn by you from the Subsequent Texas Tax Lien Account and transferred to the Seller to pay for such Subsequent Texas Tax Liens is [$_______].
The undersigned hereby requests that you remit such aggregate amount as follows:
[ ___ ]
Receiving Bank:
ABA#:
Beneficiary:
Account #
Reference:
Very truly yours,
PROPEL FINANCIAL SERVICES, LLC, as Servicer

By:__________________________________________
Name:
Title:

G - 1

EXHIBIT H
FORM OF PAYMENT DATE REPORT

Payment Date:
Determination Date:						Begin	End
Record Date:					Interest Accrual Period:
Collection Period:
Payment Summary:
Note
	Interest	Original	Beginning	Principal	Interest	Total	Ending
Class	Rate	Balance	Balance	Paid	Paid	Paid	Balance
A

Totals:

Amounts Per 1,000:

		Beginning	Principal	Interest	Ending
Class	Cusip	Balance	Paid	Paid	Balance
A

Interest Detail:
	Note	Beginning	Interest	Total	Ending
	Interest	Carryforward	Accrued @	Interest	Carryforward
Class	Rate	Interest	PT Rate	Paid	Interest
A

H - 1

ANNEX A

STANDARD DEFINITIONS

“Act” shall have the meaning specified in Section 1.04 of the Indenture.
“Acceleration Event” shall have the meaning specified in Section 5.06(a) of the Indenture.
“Accounts” shall mean the Collection Account, the Expense Reserve Account, the Working Capital Reserve Account and the Subsequent Texas Tax Lien Account.
“Accrued Interest” shall mean, with respect to the Notes, an amount equal to (i) interest accrued at the Note Rate (calculated as of the day immediately preceding such Payment Date) during the related Interest Accrual Period on the Outstanding Note Balance as of the close of business on the first day of such Interest Accrual Period, plus (ii) the amount of accrued interest remaining unpaid on the Notes from prior Payment Dates, with interest thereon at the Note Rate.
“Advance” shall mean the payment by the Servicer of its own funds to pay any Lien Administration Expense or any other amounts with respect to the Texas Tax Liens or REO properties that the Servicer determines will be recoverable (together with interest at the Advance Rate) from collections on the related Texas Tax Lien or REO Property.
“Advance Rate” shall mean as of any date of determination, the prime rate as published in the Wall Street journal.
“Adverse Claim” shall mean any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than the interests created under the Indenture in favor of the Indenture Trustee and the Noteholders.
“Affiliate” shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Law” shall mean, as to any Person or any matter, any law (statutory or common), treaty, rule or regulation or determination of any arbitrator or of any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, in each case applicable

Annex A - 1

to or binding upon such Person (or any of its property) or such matter, or to which such Person (or any of its property) or such matter is subject, including, without limitation, any laws relating to consumers and consumer protection, usury, truth-in-lending disclosure, equal credit opportunities and ERISA.
“Applicable Procedures” shall have the meaning specified in Section 2.04(d)(i) of the Indenture.
“Assumption Date” shall have the meaning specified in Section 3.01(g) of the Servicing Agreement.
“Authorized Officer” shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, Managing Member and each other officer of such corporation or limited liability company or the general partner of such partnership customarily performing functions similar to those performed by any of the above designated officers, and with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject or such officer specifically authorized in resolutions of the Board of Directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Indenture on behalf of such corporation, limited liability company or partnership, as the case may be. With respect to the Issuer, Authorized Officer shall mean any Authorized Officer of the Depositor or the Owner Trustee.
“Available Funds” shall mean for any Payment Date, the sum of (I)(a) Collections received during the related Collection Period and (b) any investment income on amounts on deposit in the Accounts during such Collection Period; (II) all amounts on deposit in the Expense Reserve Account in excess of the Required Interest Reserve Amount and in the Subsequent Texas Tax Lien Account; (III) all funds on deposit in the Working Capital Reserve Account in excess of the Working Capital Reserve Required Amount on such Payment Date; (IV) any other proceeds from assets of the Issuer received during such Collection Period, including, but not limited to, any proceeds from the sale of any Texas Tax Lien Assets; and (V) with respect to the Stated Maturity Date only, all amounts on deposit in the Accounts; provided that Collections in respect of an REO Property in an amount equal to any Advances (together with accrued interest at the Advance Rate) that were made after the related Texas Tax Lien became such REO Property will not constitute Available Funds.
“Back-up Servicer” shall mean MTAG Services, LLC, a Virginia limited liability company and its permitted successors and assigns.
“Back-up Servicing Fee” shall mean a per annum fee of $100,000 payable to the Back-up Servicer in monthly installments on each Payment Date. The Back-up Servicing Fee for the first Payment Date will be pro-rated to reflect the number of days from the Closing Date to the first Payment Date.
“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

Annex A - 2

“Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in such entity or any plan that is subject to any substantially similar provision of federal, state or local law (“Similar Law”).
“Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York and the States in which the Servicer and the Indenture Trustee are located are required or authorized by law or executive order to be closed.
“Capital Account” shall have the meaning specified in Section 2.10(b) of the Trust Agreement.
“Cede & Co.” shall mean the initial registered holder of the Notes, acting as nominee of DTC.
“Certificate of Trust” shall mean the Certificate of Trust filed with the Secretary of State for the State of Delaware on December 5, 2013 in order to form the Issuer, as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.
“Clearstream” shall mean Clearstream Banking, société anonyme, a limited liability company organized under the laws of Luxembourg.
“Closing Date” shall mean May 6, 2014.
“Co-Trustee” shall have the meaning specified in Section 9.5 of the Trust Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.
“Collateral” means all Texas Tax Lien Assets owned by the Issuer, the Issuer’s interest in any subsidiaries which own REO Properties, all funds received in respect of any Optional Redemption, all funds on deposit in accounts owned or held in the name of the Issuer or the Indenture Trustee on behalf of the Issuer (including the Accounts, with each such Account being held at the Indenture Trustee), and any and all proceeds thereof (including REO Proceeds).
“Collection Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.02(a) of the Indenture.
“Collection Period” shall mean, with respect to any Determination Date other than the initial Determination Date, the preceding calendar month and with respect to the initial Determination Date, is the period commencing on the Initial Cut-Off Date and ending on the last day of the calendar month immediately preceding the initial Determination Date.
“Collections” shall mean, for any Collection Period, the amount actually collected by the Issuer or the Servicer during such Collection Period with respect to the Texas Tax Lien Assets,

Annex A - 3

whether as redemption proceeds, Property Owner payments, deposits of any Defective Texas Tax Lien Deposit Amounts or any Substitution Shortfall Amounts, liquidation proceeds (net of related expenses, to the extent not previously funded as Lien Administration Expenses through the Working Capital Reserve Account or as Advances), REO Proceeds, proceeds received by the Issuer from foreclosure sales (including in respect of any applicable Foreclosure Purchase Price), indemnity payments or otherwise.
“Condemnation Proceeds” shall mean proceeds received by the Servicer from the condemnation of any REO Property.
“Confidential Offering Memorandum” shall mean that certain Confidential Offering Memorandum, dated April 29, 2014, relating to the Notes and the Transaction Documents.
“Continued Errors” shall have the meaning specified in Section 3.01(g) of the Servicing Agreement.
“Controlling Entity” shall have the meaning specified in Section 2.11(l) of the Trust Agreement.
“Corporate Trust Office” shall mean (i) the office of the Indenture Trustee, which office is at the address set forth in Section 12.03 of the Indenture, or (ii) the office of the Owner Trustee, which is at the address set forth in Section 2.2 of the Trust Agreement, as applicable.
“Cut-Off Date” shall mean the Initial Cut-Off Date or any Subsequent Cut-Off Date, as applicable.
“Default” shall mean an event which, but for the passage of time, would constitute an Event of Default under the Indenture.
“Defaulted Texas Tax Lien” shall mean a Texas Tax Lien upon the earliest to occur of (i) any payment or part thereof being delinquent for more than ninety (90) days, or (ii) the Servicer’s reasonable determination that such Texas Tax Lien is defaulted, which determination shall be made in accordance with the Servicing Standard.
“Defective Texas Tax Lien” shall have the meaning specified in Section 4.04(a) of the Indenture.
“Defective Texas Tax Lien Deposit Amount” shall mean, with respect to a Defective Texas Tax Lien, an amount equal to the then current Redemptive Value thereof, reduced by any proceeds realized from the liquidation of such Defective Texas Tax Lien that have been paid to the Issuer.
“Definitive Note” shall have the meaning specified in Section 2.02 of the Indenture.
“Depositor” shall mean Propel Funding Texas 2, LLC, a Delaware limited liability company.

Annex A - 4

“Depository” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Depository shall be DTC.
“Depository Agreement” shall mean the letter of representations, between the Issuer, the Indenture Trustee and the Depository.
“Depository Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges securities deposited with the Depository.
“Determination Date” shall mean, with respect to any Payment Date, the date that is three (3) Business Days prior to such Payment Date.
“DTC” means The Depository Trust Company.
“Eligible Bank Account” shall mean a segregated account, which may be an account maintained with the Indenture Trustee, which is either (a) maintained with a depository institution or trust company whose long‑term unsecured debt obligations are rated at least “A” by S&P and whose short‑term unsecured obligations are rated at least “A‑1” by S&P or (b) a trust account or similar account maintained at the corporate trust department of the Indenture Trustee.
“Eligible Investments” shall mean one or more of the following obligations or securities that mature no later than the Business Day immediately preceding each Payment Date:
(1)    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America.
(2)    demand deposits, time deposits or certificates of deposit of any depository institution or trust company (including U.S. subsidiaries of foreign depositories) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities, in each case, having at the time of the Issuer’s investment or contractual commitment to invest in such demand deposits, time deposits or certificates of deposit, a credit rating from S&P in its highest investment category;
(3)    commercial paper having, at the time of the Issuer’s investment or contractual commitment to invest in such commercial paper, a rating from S&P in its highest investment category;
(4)     Investments in money market funds having, at the time of the Issuer’s investment or contractual commitment to invest in such money market funds, a rating from S&P in its highest investment category or otherwise approved in writing by each Rating Agency;

Annex A - 5

(5)     bankers’ acceptances issued by any depository institution or trust company referred to in clause (2) above; and
(6)    any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, if the Rating Agency Condition is satisfied with respect to such investment.
“Eligible Texas Tax Lien” shall mean a Texas Tax Lien that has the following characteristics as of the related Transfer Date: (i) the Redemptive Value with respect to such Texas Tax Lien (or the aggregate thereof with respect to more than one such Texas Tax Lien) is no greater than the Redemptive Value with respect to such Defective Texas Tax Lien (or the aggregate thereof with respect to more than one such Defective Texas Tax Lien); (ii) the Property related to such Texas Tax Lien or Texas Tax Liens is located in the State of Texas and of like property tax class as the Property related to the Defective Texas Tax Lien or Defective Texas Tax Liens; (iii) the Lien-to-Value Ratio with respect to such Texas Tax Lien (or the weighted average thereof with respect to more than one such Texas Tax Lien) is not greater than the Lien-to-Value Ratio of such Defective Texas Tax Lien (or the weighted average thereof with respect to more than one such Defective Texas Tax Lien); (iv) the remaining term of such Texas Tax Lien (or the weighted average thereof with respect to more than one such Texas Tax Lien) is equal to or less than the remaining term of the Defective Texas Tax Lien (or the weighted average thereof with respect to more than one such Defective Texas Tax Lien); (v) the Texas Tax Lien Interest Rate with respect to such Texas Tax Lien (or the weighted average thereof with respect to more than one such Texas Tax Lien) is equal to or greater than the Texas Tax Lien Interest Rate with respect to such Defective Texas Tax Lien (or the weighted average thereof with respect to more than one such Defective Texas Tax Lien), and (vi) such Texas Tax Lien or Texas Tax Liens is in conformity with all Eligibility Representations.
“Eligibility Representations” shall mean the following representations with respect to the Texas Tax Lien Assets transferred by the Depositor to the Issuer on such Transfer Date (which Eligibility Representations will be the same representations and warranties made to it by the Seller on such Transfer Date with respect to such Texas Tax Lien Assets pursuant to the Purchase Agreement):

(1)	No payment due with respect to any Texas Tax Lien is more than 360 days delinquent;

(2)
The appraiser’s estimate of the aggregate fair market value of each related Property (as listed in the appraisal district records of the county in which each such Property is located as of a date not to exceed thirty (30) days prior to the date of the origination of such Texas Tax Lien or Subsequent Texas Tax Lien, as applicable) is no less than $25,000;

(3)	Each Property relating to such Texas Tax Lien is located in the State of Texas;

(4)	No more than 5% of the currently outstanding Texas Tax Liens (based on their aggregate Redemptive Value as of such Transfer Date) transferred to the Issuer have been adjusted or modified judicially;

Annex A - 6

(5)
To the knowledge of the Depositor, without inquiry, other than with respect to any litigation disclosed on a schedule to the Transfer Agreement challenging the amount, enforceability or the validity of such Texas Tax Lien, no litigation, right of rescission, setoff, counterclaim or defense has been asserted with respect to such Texas Tax Lien;

(6)
Such Texas Tax Lien (A) arose by operation of and consistent with the Texas Statutes and is a legal, valid, binding and enforceable lien on each related Property and an enforceable obligation of the related Property Owner to pay the Redemptive Value thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding at equity or at law) and (B) was acquired by the Seller or its affiliate in accordance with the Texas Statutes;

(7)
The information about such Texas Tax Lien provided by the Depositor to the Issuer in writing on or before date of the sale and/or contribution of such Texas Tax Lien to the Issuer is correct in all material respects as of the date such writing is provided by the Depositor to the Issuer, or if such writing specifies another date, as of such other date;

(8)	Upon transfer to the Issuer, the Issuer is the sole owner and holder of such Texas Tax Lien Assets; and such ownership interest has been fully perfected under all applicable law.

(9)
The Depositor sold and/or contributed such Texas Tax Lien Assets free and clear of any and all liens, pledges, charges, security interests or any other statutory impediments to transfer encumbering such Texas Tax Lien Assets, except for liens that will be discharged by the application of the proceeds of the sale thereof;

(10)
The sale and/or contribution of such Texas Tax Lien Assets by the Depositor did not contravene or conflict with any laws, rules or regulations or any contractual or other restriction, limitation or encumbrance applicable to the Depositor;

(11)
Amounts included in such Texas Tax Lien represent a special priority lien on each underlying Property, inferior only to (i) a claim for any survivor’s allowance, funeral expenses, or expenses of the last illness of a decedent made against the estate of a decedent as provided by law; (ii) a recorded restrictive covenant that runs with the land and was recorded before January 1 of the year the related tax lien arose; and (iii) any valid easement of record recorded before January 1 of the year the related tax lien arose;

(12)	Such Texas Tax Lien Assets are not subject to a foreign government’s diplomatic immunity from enforcement or bilateral treaty with the United States of America;

Annex A - 7

(13)
No Texas Tax Lien Document relating to such Texas Tax Lien or any other instrument that constitutes or evidences such Texas Tax Lien has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Issuer or the Indenture Trustee (on behalf of the Noteholders), unless such Person’s interest in such Texas Tax Lien has been assigned directly or indirectly to the Issuer or the Indenture Trustee;

(14)
With respect only to the Initial Texas Tax Liens as of the Closing Date, the Indenture Trustee has received evidence that the related (i) Texas Tax Lien Certificate, (ii) Tax Lien Contract (including any modified Tax Lien Contract in the case of a Subsequent Texas Tax Lien) and (iii) document(s) evidencing the assignment of the related Texas Tax Lien Assets to the Issuer, in each case, have been recorded with the related recording office. With respect to any Substitute Texas Tax Lien or Subsequent Texas Tax Lien, within three (3) days of the related Transfer Date the Depositor will submit (or cause to be submitted) to the related recording office for recording, and within 90 days of the related Transfer Date, the Indenture Trustee has received evidence of recording, the related (i) Texas Tax Lien Certificate, (ii) Tax Lien Contract (including any modified Tax Lien Contract in the case of a Subsequent Texas Tax Lien) and (iii) document(s) evidencing the assignment of the related Texas Tax Lien Assets to the Issuer;

(15)	Each Payment Agreement has been delivered to the Indenture Trustee in either original, photocopy or electronic form (which may be satisfied by providing electronic access to the Servicer’s files);

(16)
The Transaction Documents create a valid and continuing security interest (as defined in the applicable UCC) in such Texas Tax Lien Assets in favor of the Indenture Trustee (on behalf of the Noteholders), which security interest is prior to all other Liens and adverse claims, and is enforceable as such against creditors of the Issuer;

(17)
The Depositor will file or will cause the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the assignments of such Texas Tax Lien Assets to the Issuer and the Indenture Trustee’s security interest (on behalf of the Noteholders) in such Texas Tax Lien Assets granted pursuant to the Transaction Documents, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee (on behalf of the Noteholders);”

(18)
To the Depositor’s knowledge, the Issuer has not authorized the filing of, and is not aware of any financing statements against it, that include a description of collateral covering such Texas Tax Lien Assets, other than any financing statement relating to the security interest granted to the Indenture Trustee (on behalf of the Noteholders) under the Transaction Documents or that has been terminated;

Annex A - 8

(19)
The Depositor has not authorized the filing of, and is not aware of any financing statements against it, that include a description of collateral covering such Texas Tax Lien Assets, other than any financing statement relating to the security interest granted to the Issuer under the Transfer Agreement or that has been terminated;

(20)	Such Texas Tax Lien is payable in United States Dollars;

(21)	All Collections with respect to such Texas Tax Lien Assets are required to be paid by the related Property Owner directly into the Lockbox Account;

(22)
At the time of acquisition thereof by the Depositor, such Texas Tax Lien Assets satisfied in all material respects all applicable requirements of the Seller’s acquisition criteria (or, with respect to Texas Tax Lien Assets directly or indirectly acquired by the Seller from an Originator, in accordance with the requirements of the related purchase contract), and since the date of such purchase such Texas Tax Lien Assets have been serviced in accordance with the Servicer’s collection policies in all material respects and such Texas Tax Lien Assets are not, or were not at such time required to be, charged-off pursuant to such policies;

(23)
The Property Owner relating to such Texas Tax Lien is not the United States, any State, any political subdivision of a State, any agency or instrumentality of the United States or any State or political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, unless due to foreclosure on a Property by a United States government-sponsored enterprise or the United States Department of Housing and Urban Development;

(24)	The Depositor has full right and authority to sell and/or contribute such Texas Tax Lien Assets to the Issuer; and

(25)	To the Depositor’s knowledge, no Property Owner has filed for bankruptcy and no Texas Tax Lien has been discharged as a result of a bankruptcy proceeding.

On the related Transfer Date, the Depositor will also be required to make the following representations and warranties to the Issuer with respect to each Subsequent Texas Tax Lien:

(26)
The Lien-to-Value Ratio for such Subsequent Texas Tax Lien (for the avoidance of doubt, as calculated on a consolidated basis with respect to each initial Texas Tax Lien related thereto) is no greater than 50%;

(27)
the Redemptive Value for such Subsequent Texas Tax Lien (for the avoidance of doubt, as calculated on a consolidated basis with respect to each initial Texas Tax Lien related thereto) is no less than $750;

(28)	the remaining term under the Payment Agreement related to such Subsequent Texas Tax Lien is no greater than ten years and in any event not in excess of the Stated

Annex A - 9

Maturity Date. Notwithstanding the foregoing, Subsequent Texas Tax Liens with remaining terms in excess of ten years but no greater than twenty years will be permitted provided that the aggregate Redemptive Value of such Subsequent Texas Tax Liens as of the related Transfer Date does not exceed $4,245,302 (3.0% of the aggregate Redemptive Value of the Texas Tax Liens as of the Initial Cut-Off Date); and

(29)	the Texas Tax Lien Interest Rate for such Subsequent Texas Tax Lien is no less than 8.99% per annum.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and the rulings issued thereunder.
“Errors” shall have the meaning specified in Section 3.01(g) of the Servicing Agreement.
“Euroclear” shall mean Euroclear Bank S.A./N.V., as operator of The Euroclear System, or its successor in such capacity.
“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.
“Expenses” shall have the meaning specified in Section 7.2 of the Trust Agreement.
“Expense Reserve Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.02(b) of the Indenture.
“Expense Reserve Required Amount” shall have the meaning specified in Section 3.02(b) of the Indenture.
“Foreclosure Property Purchase Agreement” shall mean that certain Foreclosure Property Purchase Agreement dated as of May 6, 2014 between Propel and the Issuer.
“Foreclosure Purchase Price” shall mean with respect to any Property or Properties purchased on a foreclosure sale date, a price equal to the Redemptive Value of the related Texas Tax Lien(s) immediately prior to foreclosure plus all unreimbursed Advances and accrued interest thereon at the Advance Rate, plus unreimbursed expenses incurred by the Servicer and the Issuer (without duplication) in connection with the sale of such Property or Properties.
“GAAP” shall mean generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, consistently applied, as in effect from time to time.
“Global Note” shall have the meaning specified in Section 2.02 of the Indenture.
“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Annex A - 10

“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.
“Holder” or “Noteholder” shall mean a holder of any Note.
“Indemnification Cap” shall mean, with respect to all indemnity payments and other expenses and fees due and owing with respect to each of the Owner Trustee, the Indenture Trustee, the Back-up Servicer and the Servicer pursuant to clauses (1), (2)(C) and (2)(D) of the Priority of Payments, prior to the occurrence of an Event of Default, collectively, an aggregate annual maximum amount of $500,000. After the occurrence of an Event of Default that is continuing and the Indenture Trustee has initiated proceedings or actions in furtherance of the liquidation of the Collateral, the Indemnification Cap will continue to apply to indemnity payments owed to the Back-up Servicer and the Servicer but will not apply to indemnity payments owed to the Indenture Trustee or the Owner Trustee.
“Indemnified Amounts” shall have the meaning specified in Section 7.1 of the Purchase Agreement.
“Indemnified Parties” shall have the meaning specified in Section 7.2 of the Trust Agreement.
“Indenture” shall mean the Indenture, dated as of May 6, 2014, between the Issuer, and the Indenture Trustee, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.
“Indenture Trustee” shall mean Citibank, N.A. or any successor thereof, acting not in its individual capacity, but solely as indenture trustee under the Indenture.
“Indenture Trustee Expenses” shall mean reasonable out-of-pocket expenses of the Indenture Trustee incurred in connection with performance of the Indenture Trustee’s obligations and duties under the Indenture.
“Indenture Trustee Fee” shall mean a per annum fee of $12,500 payable to the Indenture Trustee in monthly installments on each Payment Date. The Indenture Trustee Fee for the first Payment Date will be pro-rated to reflect the number of days from the Closing Date to the first Payment Date.
“Initial Cut-Off Date” shall mean the close of business on February 28, 2014.
“Initial Note Balance” shall mean with respect to the Notes $134,000,000.
“Initial Purchasers” shall mean Citigroup Global Markets, Inc. and Wells Fargo Securities, LLC.
“Initial Texas Tax Liens” shall mean the Texas Tax Liens listed on the Texas Tax Liens Schedule as sold by the Depositor to the Issuer and simultaneously pledged by the Issuer to the Indenture Trustee on the Closing Date.

Annex A - 11

“Instrument of Release” means a release of lien prepared by the Servicer upon the redemption in full of any Texas Tax Lien.
“Insurance Proceeds” shall mean proceeds received by the Servicer from the payment of any insurance claims on any REO Property that are not used towards the repair or restoration of such property.
“Intended Tax Characterization” shall have the meaning specified in Section 4.02(b) of the Indenture.
“Interest Accrual Period” shall mean, with respect to any Payment Date, the period beginning on the prior Payment Date and ending on the day prior to such Payment Date, except that the first Interest Accrual Period will begin on the Closing Date and continue through June 15, 2014.
“IRS” shall have the meaning specified in Section2.10(b) of the Trust Agreement.
“Issuer” shall mean PFS Tax Lien Trust 2014-1, a Delaware statutory trust.
“Issuer Order” shall mean a written order or request delivered to the Indenture Trustee and signed in the name of the Issuer by an Authorized Officer.
“KBRA” shall mean Kroll Bond Rating Agency.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.
“Lien Administration Expenses” shall mean all expenses (exclusive of overhead expenses) determined by the Servicer to be necessary or desirable in connection with performing its duties under the Servicing Agreement, the pursuit of any Collections or the foreclosure of, or other realization upon, the Texas Tax Lien Assets, the operation and maintenance of REO Properties, and the protection of the interests and enforcement of the rights of the Issuer and the Indenture Trustee in any matter relating to their duties under the Servicing Agreement.
“Lien-to-Value Ratio” shall mean, with respect to any Texas Tax Lien as of any date of determination, a fraction, expressed as a percentage, (i) the numerator of which is the sum of (a) the Redemptive Value in respect of such Texas Tax Lien, (b) the Redemptive Value in respect of any other Texas Tax Lien (including, for the avoidance of doubt, Subsequent Texas Tax Liens) owned by the Issuer relating thereto, and (c) the redemptive amount at the time of origination of any Tax Lien not owned by the Issuer that relates to a Property or Properties subject to such Texas Tax Lien, and (ii) the denominator of which is the value of such Property or Properties as listed in the appraisal district records of the county in which such Property or Properties are located as of a date not to exceed thirty (30) days prior to the most recent origination date of any Texas Tax Lien (including Subsequent Texas Tax Liens) relating to such Property or Properties.
“Liquidation” shall mean with respect to any Defaulted Texas Tax Lien, the sale or compulsory disposition of the related Property, following foreclosure, other enforcement action or

Annex A - 12

the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or the Issuer and the delivery of a bill of sale or the recording of a deed of conveyance with respect thereto, as applicable.
“Liquidation Expenses” shall mean, with respect to a Defaulted Texas Tax Lien, the out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer in connection with the performance of its obligations under the Servicing Agreement, including (i) any foreclosure and other repossession expenses incurred with respect to such Texas Tax Lien, and (ii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of such Defaulted Texas Tax Lien; provided, however, that in each case, any fees, expenses and commissions must be commercially reasonable and incurred in accordance with the Servicing Standard.
“Liquidation Proceeds” shall mean, with respect to the Liquidation of any Defaulted Texas Tax Lien, the amounts actually received by the Servicer in connection with such Liquidation.
“Lockbox Account” shall mean that certain deposit account (Account No. 1453624381) maintained by the Depositor with the Bank of America, N.A. and subject to the Lockbox Account Control Agreement.
“Lockbox Account Control Agreement” shall mean that certain Deposit Account Control Agreement dated as of May 6, 2014, among the Issuer, the Indenture Trustee, the Depositor and the Lockbox Bank.
“Lockbox Bank” shall mean Bank of America, N.A.
“Material Adverse Effect” shall mean a material adverse effect on the ability of the Seller, the Depositor or the Issuer, as applicable, to perform their respective obligations under the Transaction Documents.
“Misdirected Deposits” shall mean such payments that have been deposited into the Lockbox Account or into the Collection Account in error, including payments in respect of Texas Tax Liens that have been repurchased or replaced in accordance with the provisions of any Transaction Document.
“Monthly Servicer Report” shall have the meaning specified in Section 1.09 of the Servicing Agreement.
“Nonrecoverable Advance” shall mean any Advance made by the Servicer in respect of a Texas Tax Lien or REO Property that in the good faith judgment of the Servicer and consistent with its policies and procedures will not ultimately generate Collections in an amount greater than such Advance (together with any interest accrued thereon).
“Noteholder” shall have the meaning set forth in the definition of Holder herein.
“Noteholder Majority” shall mean Noteholders holding at least 50.1% of the Notes Outstanding.

Annex A - 13

“Note Owner” shall mean, with respect to a Global Note, the Person who is the beneficial owner of such Global Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository).
“Note Purchase Agreement” shall mean that note purchase agreement, dated April 29, 2014, between the Propel Parties and the Initial Purchasers.
“Note Rate” shall mean an annual rate equal to 1.44%.
“Note Register” shall have the meaning specified in Section 2.04(a) of the Indenture.
“Note Registrar” shall have the meaning specified in Section 2.04(a) of the Indenture.
“Notes” shall mean the Issuer’s 1.44% Texas Tax Lien Collateralized Notes, Series 2014-1
“Obligor” shall mean a Person obligated to make payments under a Payment Agreement related to a Texas Tax Lien.
“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the related party.
“Opinion of Counsel” shall mean a written opinion of counsel, in each case reasonably acceptable to the addressees thereof.
“Optional Redemption” shall mean on any Payment Date when the aggregate Outstanding Note Balance is less than 15% of the aggregate Outstanding Note Balance as of the Closing Date, the exercise by (i) the Issuer of its option to redeem all of the Notes, or (ii) the Depositor of its option to purchase all (but not less than all) of the remaining Texas Tax Lien Assets and thereby cause the Issuer to effect early redemption of all of the Notes.
“Original Trust Agreement” shall have the meaning specified in the preamble to the Trust Agreement.
“Outstanding” shall mean, with respect to the Notes, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:
(a)    Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;
(b)    Notes, or portions thereof, for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Indenture Trustee in trust for the holders of such Notes for the payment of principal pursuant to the Indenture; and
(c)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented

Annex A - 14

that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided, however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Issuer or any Affiliate of the Issuer or any entity consolidated in Propel’s consolidated financial statements shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.
“Outstanding Note Balance” shall mean as of any date of determination, the Initial Note Balance of the Notes less the sum of all principal payments actually distributed in respect of the Notes as of such date, provided, however, to the extent that for purposes of consents, approvals, voting or other similar act of the Noteholders under any of the Transaction Documents, “Outstanding Note Balance” shall exclude Notes which are held by the Issuer or any Affiliate of the Issuer or any entity consolidated in Propel’s consolidated financial statements.
“Owner” shall mean the Depositor, or any subsequent owner of the beneficial interest in the Issuer.
“Owner Trustee” shall mean Wilmington Trust, National Association or any successor thereof, acting not in its individual capacity but solely as trustee under the Trust Agreement.
“Owner Trustee Fee” shall mean a per annum fee of $4,000 payable to the Owner Trustee in monthly installments on each Payment Date. The Owner Trustee Fee for the first Payment Date will be pro-rated to reflect the number of days from the Closing Date to the first Payment Date.
“Partner” shall have the meaning specified in Section 2.10(b) of the Trust Agreement.
“Payment Agreement” shall mean a property tax payment agreement between the related Property Owner and either (i) Propel (or an affiliate thereof) or (ii) a third party who assigned such Payment Agreement to Propel (or an affiliate thereof).
“Payment Date” shall mean the 15th day of each calendar month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing in June, 2014.
“Payment Date Report” shall have the meaning specified in Section 3.04 of the Indenture.
“Person” shall mean an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

Annex A - 15

“Predecessor Servicer Work Product” shall have the meaning specified in Section 3.01(g) of the Servicing Agreement.
“Prepayment Penalties” shall mean fees and/or penalties received with respect to a payment made with respect to a Texas Tax Lien prior to its scheduled payment date.
“Priority of Payments” shall have the meaning specified in Section 3.03(a) of the Indenture.
“Processing Charges” shall mean any amounts received with respect to a Texas Tax Lien in respect of processing fees, non-sufficient fees or late fees.
“Propel” shall mean Propel Financial Services, LLC, a Texas limited liability company.
“Propel Parties” shall mean the Issuer, the Depositor and Propel.
“Property” shall mean the parcel of real estate subject to a Tax Lien.
“Property Owner” shall mean the owner of a Property.
“Property Owner’s Affidavit” shall mean a sworn document authorizing transfer of tax lien executed by the related Property Owner.
“Purchase Agreement” shall mean the agreement, dated as of May 6, 2014, between the Seller and the Depositor pursuant to which the Seller sells the Texas Tax Liens to the Depositor.
“Purchase Price” shall have the meaning specified in Section 2.3 of the Purchase Agreement.
“Qualified Institutional Buyer” shall have the meaning set forth in Rule 144A under the Securities Act.
“Qualified Purchaser” shall have the meaning set forth in the Investment Company Act of 1940, as amended.
“Rating Agencies” shall mean S&P and KBRA, or their permitted successors and assigns.
“Rating Agency Condition” shall mean, with respect to any action taken or to be taken under the Transaction Documents, that each Rating Agency shall have notified the Issuer and the Indenture Trustee in writing that such action will not result in a reduction, downgrade, suspension or withdrawal of the rating then assigned the Notes by such Rating Agency.
“Record Date” shall mean, with respect to any Payment Date, (i) for Notes in book-entry form, the close of business on the Business Day immediately preceding such Payment Date

Annex A - 16

and (ii) for Definitive Notes, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs.
“Redemption Date” shall have the meaning specified in Section 9.01 of the Indenture.
“Redemption Price” shall mean, with respect to the exercise of the Optional Redemption, the sum of (i) the aggregate Outstanding Note Balance plus all unpaid Accrued Interest thereon through the redemption date and (ii) all amounts due and owing to the Servicer, the Owner Trustee, the Indenture Trustee, and the Back-up Servicer.
“Redemptive Value” shall mean with respect to any Texas Tax Lien as of any date, either (x) the sum of (i) the outstanding principal balance of the Texas Tax Lien as set forth in the related Payment Agreement and any Subsequent Texas Tax Lien owned by the Issuer relating thereto, (ii) all accrued interest thereon and (iii) all outstanding Lien Administration Expenses with respect thereto (to the extent such Lien Administration Expenses can be imposed consistent with the Texas Statutes) and, without duplication, any outstanding special assessments, penalties, costs and fees imposed under the Texas Statutes or (y) in the case of a Texas Tax Lien that has been the subject of a judicial modification in a bankruptcy proceeding, the amount fixed by the applicable bankruptcy court.
“Regulation S” shall mean Rules 901 through 905 of the Securities Act.
“Regulation S Global Note” shall have the meaning specified in Section 2.02 of the Indenture.
“Regulation S Temporary Global Note” shall have the meaning specified in Section 2.02 of the Indenture.
“Regulation S Permanent Global Note” shall have the meaning specified in Section 2.02 of the Indenture.
“Related Rights” shall have the meaning specified in Section 2.1(a) of the Purchase Agreement.
“Relevant UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.
“REO Proceeds” shall mean, with respect to an REO Property, all proceeds received from the management or sale thereof (including but not limited to operating income, Condemnation Proceeds and Insurance Proceeds).
“REO Properties” will consist of any and all Properties, legal title to which has been acquired by or on behalf of the Issuer after the related Cut-Off Date through foreclosure on the Texas Tax Liens or otherwise.
“REO Purchase Price” shall mean with respect to any REO Property will equal (i) the Redemptive Value of the related Texas Tax Lien immediately prior to foreclosure plus (ii) all

Annex A - 17

unreimbursed Advances and accrued interest thereon, plus expenses incurred by the Servicer and the Issuer (without duplication) in accordance with the Servicer’s collection policies in connection with the safekeeping, maintenance, and sale of such REO Property minus (iii) any income received by the Issuer from such REO Property.
“Reporting Date” means with respect to each Monthly Servicer Report, the day that is two (2) Business Days prior to each Payment Date.
“Repurchase Price” shall have the meaning specified in Section 2.3(b) of the Purchase Agreement.
“Responsible Officer” shall mean (a) when used with respect to the Indenture Trustee or to the Owner Trustee, as applicable, any officer assigned to its Corporate Trust Division (or any successor thereto), including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer of the Indenture Trustee or the Owner Trustee, as applicable, customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture and the other Transaction Documents to which the Indenture Trustee or the Owner Trustee, as applicable, is a party and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, (b) when used with respect to the Servicer, any officer responsible for the administration or management of the Servicer’s servicing department, and (c) with respect to any other Person, the Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary, an Assistant Secretary, or the manager of such Person.
“Required Interest Reserve Amount” shall mean $100,000.
“Restricted Period” shall mean the 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are first offered to Persons other than the Initial Purchasers and any other distributor (as such term is defined in Regulation S) of the Notes, and (b) the Closing Date.
“Rule 144A Global Note” shall have the meaning specified in the Section 2.02 of the Indenture.
“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Secured Parties” shall mean the Noteholders and the Indenture Trustee.
“Seller” shall mean Propel.
“Servicer” initially shall mean Propel and its permitted successors and assigns or such other successor servicer as provided in the Indenture.

Annex A - 18

“Servicer Event of Default” shall have the meaning specified in Section 1.08(a) of the Servicing Agreement.
“Servicer Representative” shall mean the Servicer’s internal auditors, chief financial officer, treasurer or designee of the chief financial officer or treasurer.
“Servicing Agreement” shall mean the Servicing Agreement dated as of May 6, 2014, among the Issuer, the Servicer, the Back-Up Servicer and the Indenture Trustee.
“Servicing Fee” shall mean for any Payment Date, the product of one-twelfth of 1.25% and the Redemptive Value of the Texas Tax Liens as of the beginning of the related Collection Period, subject to an annual minimum of $1,800,000. The Servicing Fee for the first Payment Date will be pro-rated to reflect the number of days from the Closing Date to the first Payment Date.
“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Texas Tax Liens, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee and the Noteholders from time to time.
“Servicing Policies” means the policies and practices of the Servicer then in effect. The Servicing Policies of the initial Servicer in effect on the Closing Date is attached as Exhibit A to the Servicing Agreement.
“Servicing Standard” shall have the meaning specified in Section 1.04 of the Servicing Agreement.
“Servicing Transition” means the transition of the servicing of the Texas Tax Lien Assets from the initial Servicer to the Back-Up Servicer in the event of the Servicer’s termination or resignation.
“Similar Law” shall have the meaning specified in the definition of Benefit Plan above.
“Solvent” shall mean with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person, and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur debts beyond its ability to pay such debts as they become due; and (B) such person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Annex A - 19

“Stated Maturity Date” shall mean the Payment Date occurring in May, 2029.
“Statutory Trust Statute” shall have the meaning specified in Section 2.5 of the Trust Agreement.
“Subsequent Cut-Off Date” with respect to a Subsequent Texas Tax Lien or a Substitute Texas Tax Lien shall mean the date of execution of the related Payment Agreement; provided that such date is on or prior to the related Transfer Date.
“Subsequent Texas Tax Liens” shall mean Texas Tax Liens arising subsequent to an initial Texas Tax Lien and securing unpaid real property taxes, assessments and other charges with respect to a Property subject to such initial Texas Tax Lien and evidenced by a new Tax Lien Certificate. Subsequent Texas Tax Liens may be (i) acquired as a new Texas Tax Lien pursuant to new Texas Tax Lien Documents or (ii) added to a pre-existing Texas Tax Lien pursuant to amendments or other modifications to the related Texas Tax Lien Documents, or (iii) acquired pursuant to a Tax Lien Certificate issued pursuant to Section 33.445 of the Texas Tax Code.
“Subsequent Texas Tax Lien Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.02(c) of the Indenture.
“Subsequent Texas Tax Lien Account Maximum Amount” shall mean with respect to each Payment Date the lesser of (i) 10% of the aggregate Redemptive Value of the Texas Tax Liens as of the end of the preceding calendar month, and (ii) $42,453,024 less the aggregate Redemptive Amount of Subsequent Texas Tax Liens previously transferred to the Issuer by the Depositor and not repurchased by the Depositor in accordance with the provisions of the Transfer Agreement.
“Subsequent Texas Tax Lien Criteria” shall mean

1.
the Lien-to-Value Ratio for such Subsequent Texas Tax Lien (for the avoidance of doubt, as calculated on a consolidated basis with respect to each initial Texas Tax Lien related thereto) is no greater than 50%;

2.
the Redemptive Value for such Subsequent Texas Tax Lien (for the avoidance of doubt, as calculated on a consolidated basis with respect to each initial Texas Tax Lien related thereto) is no less than $750;

3.
the remaining term under the Payment Agreement related to such Subsequent Texas Tax Lien is no greater than ten years and in any event not in excess of the Stated Maturity Date. Notwithstanding the foregoing, Subsequent Texas Tax Liens with remaining terms in excess of ten years but no greater than twenty years will be permitted provided that the aggregate Redemptive Value of such Subsequent Texas Tax Liens as of the related Transfer Date does not exceed $4,245,302 (3.0% of the aggregate Redemptive Value of the Texas Tax Liens as of the Initial Cut-Off Date); and

Annex A - 20

4.	the Texas Tax Lien Interest Rate for such Subsequent Texas Tax Lien is no less than 8.99% per annum.
“Subsequent Texas Tax Lien Notice” shall have the meaning specified in Section 4.07(a) of the Indenture.
“Substitute Texas Tax Lien” shall mean a Texas tax lien substituted by the Depositor for a Defective Texas Tax Lien in accordance with the provisions of the Transfer Agreement.
“Substitution Shortfall Amount” shall mean with respect to a substitution pursuant to Section 2.4(b) of the Purchase Agreement or Section 2.4(b) of the Transfer Agreement and, in each case, in accordance with Section 4.04(a) of the Indenture, an amount equal to the excess, if any, of (a) the Redemptive Value of the Texas Tax Lien being replaced as of the related Transfer Date, over (b) the Redemptive Value of the applicable Substitute Texas Tax Lien as of the related Transfer Date. If on any Transfer Date, one or more Substitute Texas Tax Liens are substituted for one or more Texas Tax Liens, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on an aggregate basis.
“Successor Servicer” shall mean the Back-Up Servicer and its permitted successors and assigns, upon succeeding to the responsibilities and obligations of the Servicer in accordance with the provisions of the Servicing Agreement.
“Taxing Unit” with respect to a Texas Tax Lien, the related local government taxing entity.
“Tax Lien” shall mean the special priority lien arising pursuant to Article VIII, Section 15, Texas Constitution on a Property or Properties.
“Tax Lien Contract” shall mean the contract with respect to the payment of the related Tax Lien entered into between the related Property Owner and either (i) Propel (or an affiliate thereof) or (ii) a third party who assigned such Payment Agreement to Propel (or an affiliate thereof)
“Texas Statutes” shall mean Chapter 32 of the Texas Tax Code, Chapter 351 of the Texas Finance Code and Chapter 89 of the Texas Administrative Code and any amendments thereto.
“Texas Tax Lien” shall mean the Tax Liens sold by the Seller to the Depositor and by the Depositor to the Issuer pursuant to the Purchase Agreement and the Transfer Agreement, respectively, on the Closing Date and thereafter, any Subsequent Texas Tax Liens and Substitute Texas Tax Liens transferred to the Issuer pursuant to the Purchase Agreement and the Transfer Agreement, together with the related Texas Tax Lien Documents and all related assets.
“Texas Tax Lien Assets” shall mean, collectively, the Texas Tax Liens, the Texas Tax Lien Documents, any related REO Properties and all related assets.
“Texas Tax Lien Certificate” shall mean a certified statement of transfer of tax lien executed by the tax collector for the related Taxing Unit.

Annex A - 21

“Texas Tax Lien Documents” shall mean with respect to a Texas Tax Lien, collectively the related Property Owner’s Affidavit, Texas Tax Lien Certificate, Payment Agreement, Tax Lien Contract and any related assignments of any of the foregoing.
“Texas Tax Lien Document Files” shall have the meaning specified in Section 2.01 of the Servicing Agreement.
“Texas Tax Lien Interest Rate” means, with respect to any Texas Tax Lien, the per annum interest rate established for such Texas Tax Lien in the related Payment Agreement.
“Texas Tax Liens Schedule” shall mean with respect to any one or more Texas Tax Liens to be sold and conveyed by the Seller to the Depositor or by the Depositor to the Issuer on any date, the schedule (which may be in the form of a computer file) of such Texas Tax Liens, which shall be substantially in the form of Schedule I to the Purchase Agreement or Schedule I to the Transfer Agreement, as applicable.
“Transaction Documents” shall mean the Indenture, the Purchase Agreement, the Transfer Agreement, the Trust Agreement, the Servicing Agreement, the Note Purchase Agreement, the Lockbox Account Control Agreement, the Foreclosure Property Purchase Agreement and all other agreements, documents or instruments delivered in connection with the transactions contemplated thereby.
“Transfer Agreement” shall mean the agreement, dated as of May 6, 2014 between the Depositor and the Issuer pursuant to which the Depositor transfers the Texas Tax Liens to the Issuer.
“Transfer Date” shall mean, with respect to an Initial Texas Tax Lien, the Closing Date and with respect to any Subsequent Texas Tax Lien or Substitute Texas Tax Lien, the date upon which such Texas Tax Lien is conveyed to the Issuer.
“Transition Expenses” shall mean any reasonable documented costs and expenses (other than general overhead expenses) incurred by the Back-Up Servicer or the Indenture Trustee should it become the Successor Servicer as a direct consequence of the termination or resignation of the initial Servicer and the transition of the duties and obligations of the initial Servicer to the Successor Servicer.
“Trust” shall have the meaning specified in Section 2.1 of the Trust Agreement.
“Trust Accounts” shall mean collectively, the Collection Account, the Expense Reserve Account, the Working Capital Reserve Account and the Subsequent Texas Tax Lien Account.
“Trust Agreement” shall mean that certain amended and restated trust agreement, dated as of May 6, 2014, between the Depositor and the Owner Trustee.
“Trust Estate” shall have the meaning specified in the Granting Clause of the Indenture.

Annex A - 22

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“Working Capital Reserve Account” shall mean the account established and maintained by the Indenture Trustee pursuant to Section 3.02(d) of the Indenture.
“Working Capital Reserve Required Amount” shall mean $150,000.

Annex A - 23